As filed with the U.S. Securities and Exchange Commission on May 1, 2026

Registration No. 333-294481

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO THE

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DENTONX INC.

(Exact name of registrant as specified in its charter)

Wyoming	7374	39-4170349
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

1999 Harrison Street, Suite 1800

Oakland, CA 94612

925-220-2187

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

i

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

SUBJECT TO COMPLETION, DATED MAY 1, 2026

DENTONX INC

3,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of DentonX Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB or OTCID operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB or OTCID. Although we believe that in the future we will meet the eligibility requirements in order to be quoted on the OTCQB or OTCID, we cannot quantify the likelihood that this will be the case. To be quoted on the OTCQB or OTCID, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock.

In this public offering we, “DentonX Inc” are offering 3,000,000 shares of our common stock. The offering is being made on a self- underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our sole executive officer, Mr. Lionel Pinuer, who is deemed to be an underwriter of this offering. The Company may engage and offer the shares through one or more broker-dealers. A commission of seven percent (7%) will be offered in cash from proceeds of the offering to any engaged broker-dealer. As of the date hereof, there are no broker-dealers engaged. There is uncertainty that we will be able to sell any of the 3,000,000 shares being offered herein by the Company. Mr. Pinuer will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a fixed price of $5.00 per share for the duration of the Offering. Assuming all of the 3,000,000 shares being offered by the Company are sold, the Company will receive $13,830,000 in net proceeds. Assuming 2,250,000 shares (75%) being offered by the Company are sold, the Company will receive $10,342,500 in net proceeds. Assuming 1,500,000 shares (50%) being offered by the Company are sold, the Company will receive $6,855,000 in net proceeds. Assuming 750,000 shares (25%) being offered by the Company are sold, the Company will receive $3,367,500 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

The Company is a technology infrastructure company seeking to develop a non-bank lending platform that consolidates the fragmented mortgage and financial services industry. The Company intends to integrate scalable technology infrastructure with lending operations to provide flexible, data-driven credit solutions to underserved borrowers, including self-employed individuals, real estate investors, small and medium-sized enterprises (SMEs), and diverse communities often excluded by traditional qualified mortgage (QM) standards. The Company’s model contemplates generating dual revenue streams from platform fees and lending activities, supported by proprietary acquisition and automation frameworks that enable workflow efficiency and ecosystem intelligence-creating a scalable network that learns from transactions, expands capacity, and delivers compounded value across participants in non-QM and SME lending.  The Company does not originate loans, extend credit, underwrite financial products, broker securities, or provide consumer financial services. All regulated financial activities are conducted exclusively by independent licensed entities, that utilize the Company platform for internal operational and infrastructure purposes.

The Company's independent auditors have raised doubt about the company's ability to continue as a going concern and that as of December 31, 2025, the Company had an accumulated deficit of $951,871 and negative working capital of $369,687.

As of the date of this filing, Mr. Pinuer, our Chief Executive Officer and Chief Financial Officer owns 200,000 shares of our common stock representing 1.06% of our issued and outstanding shares of common stock. Mr. Luis Carlos Ung, our sole director, President and Secretary owns 2,000,000 shares of common stock of which 500,000 are held directly and 1,500,000 indirectly, representing 10.64% of our issued and outstanding common stock and two shareholders, AG Partners I Inc. and OutstandingX LLC, own 6,600,000 and 6,080,000 shares of common stock, respectively, representing in the aggregate 67.49% of our issued and outstanding common stock. AG Partners I Inc. and OutstandingX LLC collectively will continue to control our Company if no shares are sold in this offering.  If all 3,000,000 shares are sold, AG Partners I Inc. and OutstandingX LLC collectively will hold 58.19% of the outstanding common stock.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our director for an additional 90 days. We may however, at any time and for any reason terminate the offering.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through, 2026 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is ___________, 2026.

v

PART I. PROSPECTUS

PROSPECTUS SUMMARY

In this Prospectus, “DentonX Inc,” “DentonX,” the “Company,” “we,” “us,” and “our,” refer to DentonX Inc, unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending September 30th. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 8, and the financial statements, before making an investment decision.

Our Company

DentonX Inc, a Wyoming corporation (the “Company”) was incorporated under the laws of the State of Wyoming on September 3, 2025. The Company is a technology infrastructure company seeking to develop a non-bank lending platform that consolidates the fragmented mortgage and financial services industry. The Company intends to integrate scalable technology infrastructure with lending operations to provide flexible, data-driven credit solutions to underserved borrowers, including self-employed individuals, real estate investors, small and medium-sized enterprises (SMEs), and diverse communities often excluded by traditional qualified mortgage (QM) standards. The Company’s model contemplates generating dual revenue streams from platform fees and lending activities, supported by proprietary acquisition and automation frameworks that enable workflow efficiency and ecosystem intelligence-creating a scalable network that learns from transactions, expands capacity, and delivers compounded value across participants in non-QM and SME lending. The Company does not originate loans, extend credit, underwrite financial products, broker securities, or provide consumer financial services. All regulated financial activities are conducted exclusively by independent licensed entities, that utilize the Company platform for internal operational and infrastructure purposes.

We are an early stage, emerging growth company headquartered in Oakland, California. We have a limited operating history and have generated no revenues to date. We require funding from this offering to expand and further develop our operations.

Our principal executive office is located at 1999 Harrison Street, Suite 1800, Oakland, CA 94612. Our phone number is +1 (925) 220-2187.

As of the date of this filing, Mr. Pinuer, our Chief Executive Officer and Chief Financial Officer owns 200,000 shares of our common stock representing 1.06% of our issued and outstanding shares of common stock. Mr. Luis Carlos Ung, our sole director, President and Secretary owns 2,000,000 shares of common stock of which 500,000 are held directly and 1,500,000 indirectly, representing 10.64% of our issued and outstanding common stock and two shareholders, AG Partners I Inc. and OutstandingX LLC, own 6,600,000 and 6,080,000 shares of common stock, respectively, representing in the aggregate 67.49% of our issued and outstanding common stock. AG Partners I Inc. and OutstandingX LLC collectively will continue to control our Company if no shares are sold in this offering.  If all 3,000,000 shares are sold, AG Partners I Inc. and OutstandingX LLC collectively will hold 58.19% of the outstanding common stock.

In the development of the Company’s operations, the Company entered into the following material agreements:

●On November 11, 2025, DentonX Outstanding Investment Co. (“DentonX OIC”), a Wyoming corporation to be formed and majority-owned by the Company, entered into an Exclusive Management Cooperation Agreement with Outstanding Investment Co., Inc. (“OIC”) which granted DentonX OIC exclusive authority to manage and direct OIC’s business operations while OIC retains all regulatory licenses and compliance responsibilities. Under the agreement, OIC engaged DentonX OIC to provide strategic management and control over OIC’s operations and financial decisions, including direction of OIC’s lending and investment business.  OIC established a Management Committee (the “Committee”) which shall serve as the governing and executive body of OIC for purposes of strategic, operational, and financial decision-making with two members appointed by DentonX OIC and three members appointed by OIC. OIC shall pay DentonX OIC a Monthly Management Fee for the strategic, operational, and financial management of OIC’s entire business, including both the existing business and any new business developed after the effective date.  The Management Fee shall be calculated as 5% of the existing business and 10% of the new business.  For any new business developed under DentonX OIC’s management, OIC shall pay DentonX OIC a performance participation fee equal to 5%–20% of the net profits attributable to such new business.  OIC shall have the right to appoint one member to DentonX OIC’s Board of Directors for so long as it holds at least 10% of DentonX OIC’s issued and outstanding shares.

●On November 11, 2025, DentonX OIC entered into a Lease Agreement with Purchase Option with OIC which provided for the lease of OIC’s existing business operations to DentonX OIC in exchange for fixed lease payments and includes a purchase option allowing DentonX OIC to acquire certain business assets at a future date under defined terms. Under the agreement, OIC leases its pre-closing “Existing Business” lending assets including brand, systems, client base and know-how to DentonX OIC for a three-year term (renewable for another three years), excluding post-closing “New Business” originated by DentonX OIC. DentonX OIC pays monthly lease payments (to be determined but to be approximating OIC’s historical profit from existing business) adjusted annually for inflation (lesser of 4% or CPI-U change). DentonX OIC has the exclusive option to purchase the assets after one year at a multiple of 8x trailing 12-month EBITDA. DentonX OIC exercises strategic/financial control and directs operations via the Committee pursuant to the Management Agreement, with step-in rights for non-compliance, full access/audit rights, and consolidation of assets in DentonX OIC ‘s financial statements.

●On January 10, 2026, DentonX OIC, entered into an Equity & Vesting Agreement dated November 11, 2025 with OIC, pursuant to which DentonX OIC agreed to issue to OIC and its principals equity representing 20% of DentonX OIC’s fully diluted share capital upon the closing of a strategic transaction involving the lease and potential acquisition of certain OIC business assets. The equity grant vests over a 36-month period from the grant date in equal quarterly installments, with full acceleration in the event of a change of control of DentonX OIC or an initial public offering or public listing of DentonX OIC or its successor. The agreement includes clawback and forfeiture provisions for unvested shares in cases of termination for cause or voluntary resignation by OIC, discretionary acceleration for “good leaver” terminations, a 12-month lock-up period restricting transfers of shares, and a right of first refusal for DentonX or DentonX OIC on any proposed transfers of vested shares thereafter.

●On January 10, 2026, the Company entered into a Share Grant Agreement dated November 11, 2025 with OIC and its designated Key Person(s), led by Steven Guang Leung, pursuant to which DentonX agreed to grant to the individual Key Person(s) a one-time award of 360 Series B Preferred Shares upon the closing of a strategic transaction involving the formation of DentonX OIC as a majority-owned subsidiary, the lease and potential acquisition of certain OIC business assets, and related equity issuances.  The parties intend to finalize the terms of the Series B Preferred Shares prior to issuance.   The grant will vest over a three-year period from the grant date in twelve equal quarterly installments, contingent upon the Key Person’s continued service under the Exclusive Management Cooperation Agreement, compliance with management directives, and adherence to confidentiality, exclusivity, and non-compete obligations, with full acceleration in the event of a change of control of DentonX or an initial public offering or public listing of DentonX OIC or its successor. The agreement includes clawback and forfeiture provisions for unvested shares in cases of termination for cause, voluntary resignation, or violations of related agreements, discretionary acceleration for “good leaver” terminations such as death or disability, a 12-month lock-up period restricting transfers of shares, and requirements for compliance with applicable securities laws and DentonX’s insider trading policy.

●On January 10, 2026, DentonX entered into an Investment Rights Agreement dated November 11, 2025 with OIC and/or its principals, granting OIC the right to purchase up to 10% of DentonX’s total outstanding shares through November 11, 2026 at a 15% discount to the 30-day volume-weighted average price, exercisable in one or more tranches. The agreement includes preemptive rights for OIC to participate in new equity offerings, piggyback registration rights in public offerings, a six-month lock-up period restricting transfers of purchased shares, a right of first refusal for DentonX on any proposed transfers of shares after the lock-up, mutual representations and warranties regarding organization, authority, and compliance, and reciprocal indemnification provisions for breaches.

●On November 11, 2025, DentonX, OIC and its principals, and DentonX OIC entered into a Shareholders Agreement governing the ownership, management, and operation of DentonX OIC, the issuance of 20% fully diluted equity in DentonX OIC to OIC subject to a 36-month quarterly vesting schedule with acceleration upon change of control or IPO, clawback for unvested shares upon termination for cause or voluntary resignation, and discretionary acceleration for good leaver events.  The agreement provides for a three-member board with two directors appointed by DentonX and one by OIC (contingent on OIC holding at least 10% equity), requires special approval including by the OIC director for reserved matters such as amendments to governing documents, equity issuances, asset sales, mergers, and budgets, imposes a 12-month lock-up on share transfers followed by rights of first refusal, tag-along and drag-along rights, grants information rights, includes non-competition and non-solicitation covenants, confidentiality obligations, pro rata dividend distributions, dispute resolution through negotiation, mediation and arbitration, piggyback registration rights in an IPO, and forms part of an integrated cooperation structure with related management, lease with purchase option, and earn-out agreements, governed by Wyoming law, and was executed on January 10, 2026.

The following is the Company’s corporate structure diagram illustrating:

Our Offering

We have authorized capital stock consisting of 800,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 per value per share. We have 18,789,173 shares of Common Stock issued and outstanding. Through this offering we will register a total of 3,000,000 shares. We will endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $5.00 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock less offering expenses and commissions paid to broker dealers if we elect to engage a broker dealer.

Securities being offered by the Company	3,000,000 shares of common stock, at a fixed price of $5.00 offered by us in a direct offering.

Offering price per share	We will sell the shares at a fixed price per share of $5.00 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	18,789,173 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	21,789,173 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

The minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share is $5.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $5.00 per share for the duration of the offering.

Use of Proceeds

If we achieve the maximum offering, we will generate $15,000,000 in gross proceeds less 7% commission to the broker/dealer (if engaged) and less legal fees, printing fees, and other miscellaneous expenses equal to approximately $120,000.  We intend to use the gross proceeds from this offering to us to fund offering expenses, technology platform development and research and development, operational affiliate integration and platform scaling, capital markets readiness and public company costs, sales, marketing and business development and working capital and general corporate purposes. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer will sell the 3,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST-EFFORTS basis.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition, and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We are a development-stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objectives.

We are a development-stage company incorporated in September 2025 with limited operating results to date. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objectives of developing and deploying our technology infrastructure platform for non-bank lending. We have no revenues and may not begin to generate revenues for an extended period, if at all. We are subject to the business risks and uncertainties associated with any new business, including the risk that we will not achieve our business objectives. If we do not successfully develop our platform, we will be unable to generate revenues and will incur losses. As a consequence, any predictions you make about our future success or viability may not be as accurate as they could be if we had an operating history.

We have incurred net losses since our inception and expect to continue to incur significant losses as we develop our platform, and we may never achieve or sustain profitability.

We have incurred net losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future as we invest in platform development, marketing, and other growth initiatives. Our ability to achieve profitability depends on successfully completing our technology infrastructure, attracting partners and borrowers, and generating revenue from platform fees and management income through our subsidiary, DentonX OIC. There can be no assurance that we will ever achieve profitability or positive cash flows.

Our business model depends on our ability to successfully develop and deploy our proprietary technology capabilities, and any failure to do so could materially harm our business.

Our operations rely on the functionality and reliability of our technology systems and related infrastructure. We rely, in part, on third-party service providers and consultants to support aspects of development, maintenance, and implementation. If our technology systems experience interruptions, defects, delays, security vulnerabilities, or fail to perform as required, or if we are unable to effectively manage third-party relationships, our business, financial condition, and results of operations could be adversely affected. In addition, changes in technology or market standards may require additional investment to maintain competitiveness. .

We rely on third-party consultants and vendors for critical functions, and any disruption in these relationships could adversely affect our operations.

We depend on consultants for executive leadership, software development, financial advisory, and other services. For example, our agreements with LocusX for automation framework licensing and development, and with Fairbanks Global Partners for corporate development, are terminable and involve milestone-based payments. If these consultants fail to perform, terminate agreements, or demand unfavorable terms, we could face delays in platform rollout, increased costs, or operational disruptions. Our limited resources as a startup may hinder our ability to replace them promptly.

We operate in a highly competitive industry, and we may not be able to compete effectively.

The technology infrastructure and non-bank lending sectors are competitive, with established players like Upstart Holdings, Inc., Blend Labs, Inc., Rocket Companies, Inc., and UWM Holdings Corporation offering similar platforms or services for non-QM mortgages and SME lending. These competitors have greater resources, brand recognition, and market share. If we cannot differentiate through our hybrid model or data network effects, we may fail to attract partners, borrowers, or talent, adversely impacting our growth.

Changes in economic conditions, interest rates, or credit markets could reduce demand for our services and harm our business.

Our target markets-non-QM mortgages for self-employed and investors, and SME financing-are sensitive to economic downturns, rising interest rates, inflation, or tightening credit. In a recession, borrowing demand may decline, defaults increase, and non-bank lenders (our partners) could face liquidity issues. For instance, higher rates could reduce mortgage originations in the U.S. market.

Regulatory changes in the financial services industry could adversely affect our business model and increase compliance costs.

Although we do not originate loans, our platform supports licensed entities like OIC in non-QM and SME lending, subjecting us to indirect regulatory risks. Changes in laws such as the Truth in Lending Act, Equal Credit Opportunity Act, or state licensing requirements could impact our partners’ operations, reducing platform usage. Evolving regulations (e.g., on AI credit decisions or data privacy under CCPA/GDPR) may require costly adaptations. Non-compliance by us or partners could result in fines, restrictions, or reputational harm.

Cybersecurity threats, data breaches, or system failures could damage our reputation and lead to liabilities.

Our platform handles sensitive borrower and transaction data, making us vulnerable to cyberattacks, hacking, or breaches. Despite security measures, a successful incident could expose confidential information, disrupt operations, or violate privacy laws, leading to legal claims, regulatory penalties, and loss of trust. Our reliance on technology and cloud infrastructure amplifies these risks if vulnerabilities arise.

We may be unable to adequately protect our intellectual property rights, or we may be accused of infringing intellectual property rights of third parties, which could harm our business, financial condition, and results of operations.

Our business relies, in part, on proprietary technology, processes, and know-how, as well as intellectual property licensed or developed with third parties. We rely on a combination of contractual protections, confidentiality obligations, trade secrets, and intellectual property laws to protect these assets. However, these measures may be insufficient to prevent unauthorized use, disclosure, or misappropriation, and we may be unable to detect or enforce violations of our intellectual property rights in a timely or cost-effective manner. In addition, we may be subject to claims that our operations or technologies infringe the intellectual property rights of third parties. Any such claims, regardless of merit, could result in significant costs, diversion of management attention, limitations on our ability to use certain technologies, or adverse impacts on our business, financial condition, and results of operations.

If we fail to establish, maintain, or expand strategic relationships and partnerships, our business growth and platform adoption could be significantly impaired.

Our business model relies heavily on building an ecosystem of strategic partnerships with non-bank lenders, brokers, service providers (e.g., for insurance, appraisals, and servicing), and technology vendors to drive origination, distribution, and integrations within our marketplace and network layers. If we are unable to form new partnerships on commercially favorable terms, or if existing partners like consultants (e.g., Fairbanks Global Partners or Alphega Global Partners) or licensors (e.g., LocusX) terminate relationships due to performance issues, disputes, or competitive pressures, our ability to scale the network and achieve data intelligence compounding could suffer. Partners may underperform, fail to meet integration standards, or shift to competitors offering better incentives, leading to reduced borrower acquisition, lower transaction volumes, and diminished network effects. In a fragmented market, reliance on partners exposes us to risks such as their regulatory non-compliance, financial instability, or operational failures, which could indirectly harm our reputation or trigger liabilities. Without robust partnerships, we may struggle to penetrate the non-QM mortgage and SME lending segments, resulting in slower revenue growth, increased customer acquisition costs, and failure to realize our roll-up strategy, ultimately adversely affecting our competitive position and long-term viability.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We currently depend on the continued services and performance of key members of our management team, including Lionel Pinuer (our Chief Executive Officer and Chief Financial Officer) and Luis Carlos Ung (our Director, President and Secretary), whose expertise in strategic advisory, business development, and technology infrastructure operations is critical to executing our platform development and growth strategy. The loss of these individuals, whether due to resignation, incapacity, or other reasons, could disrupt our operations, delay key initiatives like technology rollouts or acquisitions, and negatively impact investor confidence. We do not maintain “key person” life insurance policies, and our consulting agreements with these personnel allow for termination with notice, increasing vulnerability. The technology infrastructure industry is highly competitive for talent, with larger companies like Upstart or SoFi offering more attractive compensation packages, equity incentives, or resources. If we cannot replace lost personnel promptly or at all, or if transitions lead to internal disruptions, our ability to innovate, comply with regulations, and achieve business objectives could be severely compromised, potentially leading to missed opportunities, cost overruns, and material adverse effects on our financial condition and results of operations.

If we are unable to attract, integrate, and retain suitably qualified and experienced personnel, or motivate our existing team, we may not be able to grow effectively or execute our business plan.

Our future success is substantially dependent on our ability to recruit, train, and retain qualified personnel with expertise in software development, data analytics, lending operations, regulatory compliance, and sales/marketing. As a development-stage company with limited resources and no established track record, we face intense competition for talent from well-funded technology infrastructure firms, banks, and tech giants in a market where demand for skilled professionals often exceeds supply. Factors such as our remote or limited office infrastructure, lack of comprehensive benefits (e.g., no current pension or stock option plans), and startup risks may make us less appealing to candidates. If we cannot offer competitive salaries, equity incentives, or career advancement opportunities, we may experience high turnover, recruitment delays, or reliance on less experienced hires, leading to errors in platform development, compliance lapses, or inefficient operations. Additionally, motivating our small team-including our sole employee, Mr. Pinuer, who currently devotes only up to 30 hours per week-could become challenging if growth stalls or financial pressures mount. Failure to build a robust workforce could hinder innovation, slow market entry, increase dependency on external consultants (with associated costs and control risks), and ultimately prevent us from achieving profitability or competing effectively in the fast-evolving non-bank lending space.

Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly financial results, including revenue, net income (loss), and cash flows, are likely to vary significantly in the future due to a variety of factors, many of which are outside our control. For example, as a startup, our results may be influenced by timing of platform launches or partner onboarding, which could lead to uneven revenue recognition from platform fees. Macroeconomic conditions, such as interest rate changes, inflation, or economic downturns, could reduce demand for non-QM loans and SME financing, causing seasonal or cyclical dips-e.g., slower mortgage originations in winter months or during high-rate periods. Additional variability may arise from fluctuating administrative and marketing expenses, such as consulting fees, software development costs, or legal expenses related to IP protection or regulatory compliance. If our results fall below the expectations of investors or securities analysts, or if we fail to provide accurate guidance, the price of our common stock could decline substantially. These fluctuations may not accurately indicate long-term trends, as early-stage investments in technology and talent could pressure short-term profitability while aiming for future growth. Historical results, given our limited operating history, are not indicative of future performance, and ongoing losses could exacerbate volatility, potentially leading to risks or difficulty in raising additional capital.

Our largest shareholders control the Company and will continue to hold significant voting power.

As of the date of this prospectus, AG Partners I Inc. and OutstandingX LLC own approximately 67.49% of our common stock and will retain control post-offering, influencing director elections and other matters submitted to stockholders for approval.

Risks Related to Our Corporate Governance and Capital Structure

Our bylaws designate the state and federal courts located within the State of Wyoming as the exclusive forum for certain litigation, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the state and federal courts located within the State of Wyoming shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer, employee, or agent of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Wyoming Business Corporation Act, our Articles of Incorporation or our Bylaws (as each may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that the foregoing shall not apply to any claim (A) as to which the Wyoming courts determine that there is an indispensable party not subject to the jurisdiction of the Wyoming courts (and the indispensable party does not consent to the personal jurisdiction of the Wyoming courts within ten (10) days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Wyoming courts, or (C) for which the Wyoming courts do not have subject matter jurisdiction.

Notwithstanding the foregoing, these provisions do not apply to suits brought to enforce any duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal district courts of the United States of America have exclusive jurisdiction. The federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

There is uncertainty as to whether a court would enforce the foregoing forum selection provisions, and we make no assurances in this regard. Nothing in our Bylaws shall be deemed to waive compliance by the Company with the federal securities laws and the rules and regulations promulgated thereunder, and investors cannot waive compliance with the federal securities laws.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find the choice of forum provision contained in our Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition and results of operations.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

The subscription agreement that investors will execute in connection with this offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claims made under the federal securities laws. By signing the subscription agreement, an investor will be deemed to have reviewed this waiver with the investor’s legal counsel and to have knowingly and voluntarily waived his or her jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable under the laws of the State of Wyoming, which governs the subscription agreement. Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial.

This jury trial waiver may limit an investor’s ability to obtain a favorable judicial forum and could result in less favorable outcomes to the plaintiff(s) in any action under the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement. Nothing in the subscription agreement shall be deemed to waive compliance by the Company with the federal securities laws and the rules and regulations promulgated thereunder.

This choice of waiver provision may discourage lawsuits or claims against us and could limit investors’ recourse.

Risks Related to this Offering

The offering price for our common stock has been arbitrarily determined and may not reflect the actual market value of the shares.

The offering price of our common stock was determined arbitrarily by our management based on factors such as our development stage, business prospects, and market conditions, without an independent valuation or appraisal. This price may not be indicative of the market price of our common stock after this offering, if a market develops, or the value that an underwriter might assign in a traditional underwritten offering. If the market price falls below the offering price, investors could experience immediate and substantial dilution or loss.

This is a best-efforts offering with no minimum amount of securities required to be sold, and we may not raise sufficient funds to achieve our business objectives.

This offering is being conducted on a “best-efforts” basis without a minimum offering amount, meaning we may close the offering and use proceeds even if we sell only a small number of shares. If we raise limited funds, we may not have sufficient capital to fully develop our platform, execute acquisitions, or sustain operations, which could lead to business failure. Investors in a partial offering would bear a greater risk, as their investment would support a scaled-down plan with uncertain viability.

We are conducting this offering without an underwriter, which means there has been no independent due diligence or review of our business or this prospectus.

Unlike a firm-commitment underwritten offering, this self-underwritten offering lacks the involvement of an investment bank to conduct due diligence, market the shares, or stabilize the price post-offering. As a result, the terms of this offering may be less favorable to investors, and there is a higher risk that the information in this prospectus has not been independently verified. This could increase the likelihood of undisclosed risks materializing.

Our sole executive officer has limited experience conducting a securities offering, which may impair our ability to successfully complete this offering.

Mr. Pinuer, our CEO and CFO, has no prior experience managing a best-efforts securities offering. This lack of experience could result in ineffective marketing, delays, or failure to comply with securities laws, potentially leading to an unsuccessful offering. If we do not raise adequate funds, our business plan may fail, and investors could lose their entire investment.

Investors in this offering will experience immediate and substantial dilution.

Purchasers of our common stock in this offering will experience immediate dilution in the net tangible book value per share due to the difference between the offering price and our current net tangible book value, which is negative or minimal as a development-stage company. Additional dilution may occur from future issuances, including under consulting agreements that allow for equity compensation.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional common stock or convertible securities post-offering. Such issuances, including for acquisitions, employee incentives, or additional financing, could dilute existing stockholders’ ownership and voting power. The perception of potential future sales could also depress our stock price.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our common stock.

All shares sold in this offering will be freely tradable without restriction (except for affiliates). If a substantial number of these shares are sold in the public market shortly after the offering, or if the market anticipates such sales, the price of our common stock could decline significantly, even if our business is performing well.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in this prospectus, and such changes could adversely affect our business.

Our management has broad discretion over the use of proceeds from this offering. We intend to use funds for platform development, acquisitions, working capital, and general corporate purposes, but actual allocation may vary based on unforeseen events, such as delays in technology rollout or higher-than-expected costs. If we reallocate proceeds in a manner that investors deem unfavorable, it could harm our financial condition and the value of our common stock.

We do not intend to pay dividends for the foreseeable future, limiting returns to stock appreciation, which may never occur.

We have never paid dividends and do not anticipate doing so in the foreseeable future, as we intend to reinvest any earnings into our business. Investors seeking current income should not purchase our shares, as returns will depend solely on capital appreciation, which is uncertain given our development stage and lack of operating history.

Our common stock has no prior trading market, and an active market may never develop, which could make it difficult for you to sell your shares.

There is no established public trading market for our common stock, and we cannot assure you that one will develop or be sustained after this offering. We intend to apply for quotation on the OTCQB, but approval is not guaranteed, and trading may be thin or sporadic. Without an active market, you may be unable to sell your shares at a desirable price or at all, potentially resulting in a total loss of investment.

If a market for our common stock develops, the trading price may be highly volatile.

If quoted, our stock price could fluctuate significantly due to factors like our operating results, economic conditions, regulatory changes, or market sentiment toward startups. As a small company, our stock may be subject to greater volatility than larger issuers, exacerbated by low trading volume, which could lead to sharp price declines.

Our common stock may be considered a “penny stock,” which would subject brokers to additional sales practice requirements and may limit the market for our shares.

If our common stock trades below $5.00 per share, it may be deemed a “penny stock” under SEC rules, requiring brokers to provide extensive disclosures, determine suitability, and obtain written consent before transactions. These requirements could reduce market liquidity, deter broker-dealers from making a market, and make it harder for you to buy or sell shares.

We will incur significant increased costs as a result of operating as a public company, and if we fail to maintain compliance, it could harm our business and the value of our stock.

As a public company, we will face substantial costs for SEC reporting, auditing, legal compliance, and internal controls under the Sarbanes-Oxley Act. We estimate these costs at approximately $100,000 annually initially, which could strain our limited resources. Failure to comply with reporting obligations could result in delisting, fines, or legal actions, making it difficult for investors to trade our shares.

As an emerging growth company and smaller reporting company, we intend to take advantage of reduced disclosure requirements, which may make our common stock less attractive to investors.

Under the JOBS Act, as an emerging growth company, we may delay adopting new accounting standards, provide reduced executive compensation disclosures, and be exempt from auditor attestation on internal controls. As a smaller reporting company, we may provide even less disclosure. These exemptions could make our financial statements less comparable to peers, reduce investor confidence, and adversely affect our stock price and liquidity.

The Company is electing not to opt out of the JOBS Act extended accounting transition period, which may make its financial statements more difficult to compare to other companies.

This election allows us to adopt new or revised accounting standards on the private company timeline, potentially delaying implementation and complicating comparisons with public companies using earlier adoption dates. This could hinder analysts’ and investors’ ability to evaluate our performance.

Our largest shareholders will retain significant control after this offering, which could limit your ability to influence corporate matters and delay or prevent a change in control.

Post-offering, AG Partners I Inc. and OutstandingX LLC will own a substantial portion of our voting stock, enabling them to control director elections, mergers, and other significant decisions. This concentration may discourage potential acquirers, reduce the likelihood of a control premium, and entrench management, even if not in the best interest of minority shareholders.

Sales of shares by our affiliates or insiders could depress the market price of our common stock.

Our officers, directors, and major shareholders may sell shares subject to Rule 144 restrictions. Large or frequent sales by these insiders could create an overhang, reducing demand and lowering our stock price.

We may become involved in securities litigation, which could divert management’s attention and harm our business.

Technology infrastructure companies like ours are susceptible to stockholder lawsuits alleging misleading disclosures in offering documents or violations of securities laws. Defending such litigation, regardless of merit, could be costly, divert resources, and damage our reputation, adversely affecting our operations and stock price.

You may face difficulties in protecting your interests as a stockholder, as Wyoming corporate law provides for certain indemnification of officers and directors.

Our amended and restated articles of incorporation and amended and restated bylaws provide for indemnification of officers and directors to the fullest extent permitted by Wyoming law, which may limit their accountability for breaches of fiduciary duty. This could make it more difficult for stockholders to pursue successful claims against management.

The requirements of being a public company may strain our resources and distract management.

Complying with Exchange Act reporting, Sarbanes-Oxley, and stock exchange rules (if listed) will require significant management time and resources. As a startup, we may lack the infrastructure to handle these demands efficiently, potentially leading to errors, delays, or non-compliance.

There may be state securities laws (“blue sky” laws) that limit the resale of our shares in certain jurisdictions.

We intend to register or qualify this offering under applicable state securities laws, but failure to do so in any state could restrict resale there. Investors in those states may face liquidity issues or need to rely on exemptions, increasing risk.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for- performance”, and “CEO pay ratio”;

•be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•the last day of the fiscal year during which we have annual total gross revenues of $1.235 billion or more;

•the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

SUMMARY OF OUR FINANCIAL INFORMATION

The following tables set forth selected financial data for the periods indicated. The statement of operations data for the period from our inception (September 3, 2025) to September 30, 2025, and the balance sheet data as of September 30, 2025, are derived from our audited financial statements included elsewhere in this prospectus. The financial information for all other periods, including the statement of operations for the three months ended December 31, 2025, the statement of operations for the period from our inception (September 3, 2025) to December 31, 2025, and the balance sheet data as of December 31, 2025, is unaudited.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The selected financial data set forth below should be read in conjunction with our financial statements, the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. The selected financial data in this section is not intended to replace our financial statements and the related notes. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. As a development-stage company, we have not generated any revenues to date and have incurred significant operating losses since inception.

Statement of Operations Data	Period from Inception (Sept. 3, 2025) to Sept. 30, 2025	Three Months Ended December 31, 2025	Period from Inception (Sept. 3, 2025) to Dec. 31, 2025
Revenue	$ -	$ -	$ -
Total operating expenses	(232,689)	(719,258)	(951,947)
Loss from operations	(232,689)	(719,258)	(951,947)
Other income (expense), net	20	55	76
Net loss	(232,669)	(719,203)	(951,872)
Basic and diluted net loss per share	(0.03)	(0.05)	(0.08)
Weighted average shares outstanding – basic and diluted	8,043,489	13,406,712	12,155,294

Balance Sheet Data	As of September 30, 2025	As of December 31, 2025
Cash and cash equivalents	$ 359,981	$ 135,550
Total current assets	399,981	227,409
Total assets	399,981	227,409
Total current liabilities	232,330	597,097
Total liabilities	232,330	597,097
Accumulated deficit	(232,669)	(951,871)
Total stockholders’ equity (deficit)	167,650	(369,687)

Cash Flow Data	Period from Inception (Sept. 3, 2025) to Sept. 30, 2025	Three Months Ended December 31, 2025	Period from Inception (Sept. 3, 2025) to Dec. 31, 2025
Net cash used in operating activities	$ (40,019)	$ (225,091)	$ (265,110)
Net cash provided by financing activities	400,000	660	400,660
Net increase (decrease) in cash and cash equivalents	359,981	(224,431)	135,550
Cash and cash equivalents at end of period	359,981	135,550	135,550

As of December 31, 2025, we had an accumulated deficit of $951,871 and negative working capital of $369,687. These factors, among others, raise substantial doubt about our ability to continue as a going concern, as described in Note 1 to our financial statements. We have not generated any revenues since inception and expect to continue incurring losses as we develop our platform and pursue our business objectives.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section of this prospectus entitled “Summary of Our Financial Information”, “Description of Business”, and our financial statements and related notes thereto, included elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our current plans, expectations, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Forward-Looking Statements.”

Plan of Operations

DentonX Inc, a Wyoming corporation (the “Company”) was incorporated under the laws of the State of Wyoming on September 3, 2025. The Company is a technology infrastructure company focused on modernizing and integrating mortgage and small-business lending operations through a platform-based operating model. The Company provides data-driven and software-enabled workflow automation, centralized operational processes, governance frameworks, and enterprise infrastructure designed to support scalable, efficient, and compliant lending operations conducted by independent licensed entities. The company’s platform is intended to enhance operational efficiency, consistency, reporting, and oversight across managed lending operations without directly engaging in regulated financial activities. The Company does not originate loans, extend credit, underwrite financial products, broker securities, or provide consumer financial services. All regulated financial activities are conducted exclusively by independent licensed entities, that utilize the Company platform for internal operational and infrastructure purposes.

In the development of the Company’s operations, the Company entered into the following material agreements:

●On November 11, 2025, DentonX Outstanding Investment Co. (“DentonX OIC”), a Wyoming corporation to be formed and majority-owned by the Company, entered into an Exclusive Management Cooperation Agreement with Outstanding Investment Co., Inc. (“OIC”) which granted DentonX OIC exclusive authority to manage and direct OIC’s business operations while OIC retains all regulatory licenses and compliance responsibilities. Under the agreement, OIC engaged DentonX OIC to provide strategic management and control over OIC’s operations and financial decisions, including direction of OIC’s lending and investment business.  OIC established a Management Committee (the “Committee”) which shall serve as the governing and executive body of OIC for purposes of strategic, operational, and financial decision-making with two members appointed by DentonX OIC and three members appointed by OIC. OIC shall pay DentonX OIC a Monthly Management Fee for the strategic, operational, and financial management of OIC’s entire business, including both the existing business and any new business developed after the effective date.  The Management Fee shall be calculated as 5% of the existing business and 10% of the new business. For any new business developed under DentonX OIC’s management, OIC shall pay DentonX OIC a performance participation fee equal to 5%–20% of the net profits attributable to such new business. OIC shall have the right to appoint one member to DentonX OIC’s Board of Directors for so long as it holds at least 10% of DentonX OIC’s issued and outstanding shares.

●On November 11, 2025, DentonX OIC entered into a Lease Agreement with Purchase Option with OIC which provided for the lease of OIC’s existing business operations to DentonX OIC in exchange for fixed lease payments and includes a purchase option allowing DentonX OIC to acquire certain business assets at a future date under defined terms. Under the agreement, OIC leases its pre-closing “Existing Business” lending assets including brand, systems, client base and know-how to DentonX OIC for a three-year term (renewable for another three years), excluding post-closing “New Business” originated by DentonX OIC. DentonX OIC pays monthly lease payments (to be determined but to be approximating OIC’s historical profit from existing business) adjusted annually for inflation (lesser of 4% or CPI-U change). DentonX OIC has the exclusive option to purchase the assets after one year at a multiple of 8x trailing 12-month EBITDA. DentonX OIC exercises strategic/financial control and directs operations via the Committee pursuant to the Management Agreement, with step-in rights for non-compliance, full access/audit rights, and consolidation of assets in DentonX OIC ‘s financial statements.

●On January 10, 2026, DentonX OIC, entered into an Equity & Vesting Agreement dated November 11, 2025 with OIC, pursuant to which DentonX OIC agreed to issue to OIC and its principals equity representing 20% of DentonX OIC’s fully diluted share capital upon the closing of a strategic transaction involving the lease and potential acquisition of certain OIC business assets. The equity grant vests over a 36-month period from the grant date in equal quarterly installments, with full acceleration in the event of a change of control of DentonX OIC or an initial public offering or public listing of DentonX OIC or its successor. The agreement includes clawback and forfeiture provisions for unvested shares in cases of termination for cause or voluntary resignation by OIC, discretionary acceleration for “good leaver” terminations, a 12-month lock-up period restricting transfers of shares, and a right of first refusal for DentonX or DentonX OIC on any proposed transfers of vested shares thereafter.

●On January 10, 2026, the Company entered into a Share Grant Agreement dated November 11, 2025 with OIC and its designated Key Person(s), led by Steven Guang Leung, pursuant to which DentonX agreed to grant to the individual Key Person(s) a one-time award of 360 Series B Preferred Shares upon the closing of a strategic transaction involving the formation of DentonX OIC as a majority-owned subsidiary, the lease and potential acquisition of certain OIC business assets, and related equity issuances. The parties intend to finalize the terms of the Series B Preferred Shares prior to issuance.  The grant will vest over a three-year period from the grant date in twelve equal quarterly installments, contingent upon the Key Person’s continued service under the Exclusive Management Cooperation Agreement, compliance with management directives, and adherence to confidentiality, exclusivity, and non-compete obligations, with full acceleration in the event of a change of control of DentonX or an initial public offering or public listing of DentonX OIC or its successor. The agreement includes clawback and forfeiture provisions for unvested shares in cases of termination for cause, voluntary resignation, or violations of related agreements, discretionary acceleration for “good leaver” terminations such as death or disability, a 12-month lock-up period restricting transfers of shares, and requirements for compliance with applicable securities laws and DentonX’s insider trading policy.

●On January 10, 2026, DentonX entered into an Investment Rights Agreement dated November 11, 2025 with OIC and/or its principals, granting OIC the right to purchase up to 10% of DentonX’s total outstanding shares as of the closing date at a 15% discount to the 30-day volume-weighted average price, exercisable in one or more tranches within twelve months following the closing of a strategic transaction involving the formation of DentonX OIC, the lease and potential acquisition of certain OIC business assets, and related equity issuances. The agreement includes preemptive rights for OIC to participate in new equity offerings, piggyback registration rights in public offerings, a six-month lock-up period restricting transfers of purchased shares, a right of first refusal for DentonX on any proposed transfers of shares after the lock-up, mutual representations and warranties regarding organization, authority, and compliance, and reciprocal indemnification provisions for breaches.

●On November 11, 2025, DentonX, OIC and its principals, and DentonX OIC entered into a Shareholders Agreement governing the ownership, management, and operation of DentonX OIC, the issuance of 20% fully diluted equity in DentonX OIC to OIC subject to a 36-month quarterly vesting schedule with acceleration upon change of control or IPO, clawback for unvested shares upon termination for cause or voluntary resignation, and discretionary acceleration for good leaver events.  The agreement provides for a three-member board with two directors appointed by DentonX and one by OIC (contingent on OIC holding at least 10% equity), requires special approval including by the OIC director for reserved matters such as amendments to governing documents, equity issuances, asset sales, mergers, and budgets, imposes a 12-month lock-up on share transfers followed by rights of first refusal, tag-along and drag-along rights, grants information rights, includes non-competition and non-solicitation covenants, confidentiality obligations, pro rata dividend distributions, dispute resolution through negotiation, mediation and arbitration, piggyback registration rights in an IPO, and forms part of an integrated cooperation structure with related management, lease with purchase option, and earn-out agreements, governed by Wyoming law, and was executed on January 10, 2026.

Our immediate goal is to deploy and commercialize our technology platform by identifying use cases, integrating licensed technologies, onboarding initial partners, and establishing a scalable operating framework. These efforts include building internal capabilities, deploying minimum viable platform functionality, and preparing operational and governance systems, subject to sufficient funding and market demand.

Given our development-stage status, limited operating history, and dependence on external funding, there can be no assurance that these efforts will be successful. Our success depends on factors beyond our control, including market conditions, partner adoption, regulatory developments affecting our partners, availability of capital, and the acceptance of our platform by licensed operators.

Results of Operations

Period from Inception (September 3, 2025) to September 30, 2025 (Audited)

Since its inception on September 3, 2025, the Company has focused on establishing its corporate and operational foundation as a development-stage technology infrastructure company. Activities during this initial period were limited and primarily related to organizational formation, strategic planning, and early-stage platform development efforts.

Operating activities during the period included the incorporation of the Company in the State of Wyoming, development of the Company’s business and operating model, initial technology architecture planning, and preliminary discussions with technology providers and potential strategic partners. The Company did not generate any revenue during this period.

Total operating expenses for the period from September 3, 2025, through September 30, 2025, amounted to approximately $232,689. These expenses consisted primarily of general and administrative costs related to organizational and start-up activities, including legal and accounting fees, consulting expenses, and other professional service costs. Research and development expenses during this period were minimal and primarily related to preliminary platform design and planning activities.

As a result of these activities, the Company incurred a net operating loss of approximately $232,689 for the period. The Company expects to continue to incur operating losses as it advances its business plan and has not yet commenced revenue-generating operations.

Three Months Ended December 31, 2025 (Unaudited)

During the three months ended December 31, 2025, the Company continued to focus on advancing its development-stage operations and executing key components of its business strategy. Operating activities during this period included continued business planning, coordination of technology development efforts, partner and affiliate structuring, and fundraising activities.

During this period, the Company issued shares of its common stock with an aggregate fair value of approximately $181,205 to officers, directors, and consultants as compensation for services rendered in support of the Company’s ongoing operations. In addition, on September 25, 2025, the Company entered into a Non-Exclusive License Agreement and a Technical Consulting Agreement with LocusX Technologies Inc., providing access to proprietary automation technologies and development services critical to the development of the Company’s enterprise automation platform.

Total operating expenses for the three months ended December 31, 2025, amounted to approximately $719,258, consisting primarily of general and administrative expenses, professional and consulting fees, and research and development costs related to platform architecture, workflow automation design, and technology integration efforts.

The Company did not generate any revenue during the three months ended December 31, 2025, and incurred a net loss of approximately $719,203 for the period. These losses were expected as the Company remains in the development stage and continues to invest in platform development, operational infrastructure, and public company readiness.

Liquidity and Capital Resources

As of the date of this prospectus, the Company is an early-stage business with limited operating history and has not yet generated material revenues. Our operations to date have been funded primarily through founder contributions and related-party advances.

Current Liquidity Position

As of December 31, 2025, the Company had approximately $135,550 in cash and a working capital deficit of approximately $369,687. We have incurred recurring losses since inception and have an accumulated deficit of approximately $951,871.Our independent auditor has included a going concern qualification in its report, reflecting substantial doubt about our ability to continue as a going concern without additional financing.

Minimum Funding Requirements

Based on our current operating plan, we estimate that we require a minimum of approximately $350,000 to maintain basic operations for at least the next 12 months. This amount represents the minimum capital necessary to sustain essential activities, including product development, general and administrative expenses, and required compliance costs, and does not include expenditures associated with expansion or scaling initiatives.

We estimate that we may require up to approximately $1,300,000 to execute our current business plan, including product development, marketing, and operational growth initiatives.

Ability to Fund Operations

Based on our current cash resources of approximately $135,550 as of December 31, 2025, we estimate that we have sufficient liquidity to fund our operations for approximately six months without additional financing.

This estimate is based on our current operating plan and expected cash expenditures and assumes no significant unforeseen expenses or changes in business conditions.

Accordingly, our existing capital is not sufficient to fund operations for the full 12-month period and we will require additional financing to continue executing our business plan. We expect that we need to raise at minimum approximately $350,000 in capital to remain in business for the next 12 months.

Capital Raising Plans

We intend to raise additional capital through:

●This offering

●Private placements of equity or convertible securities

●Strategic partnerships or joint ventures

There can be no assurance that such financing will be available on acceptable terms, or at all.

Risks and Uncertainties

If we are unable to secure additional funding when required:

●We may be forced to delay or scale back product development

●We may reduce marketing and operational activities

●We may ultimately be required to cease operations

In addition, any inability to obtain adequate financing on a timely basis could materially adversely affect our ability to implement our business plan and continue as a going concern.

These conditions raise substantial doubt about our ability to continue as a going concern.

Management’s Plan

Management is actively pursuing financing opportunities and strategic partnerships to support ongoing operations and growth. In parallel, we are maintaining a disciplined approach to cost management and prioritizing expenditures that directly support near-term commercialization. However, there can be no assurance that these efforts will be successful.

As of December 31, 2025, the Company’s primary source of liquidity consisted of cash proceeds from private placements of common stock. Management believes that existing cash resources of approximately $135,550 will not be sufficient to support the Company’s near-term operating needs for a period of twelve months. As a development-stage company with no material revenue, the Company will require additional capital to fully execute its business plan and support ongoing operations.

The Company’s ability to continue executing its business plan is dependent on its ability to raise additional capital through equity offerings, debt financings, or other sources. There can be no assurance that such additional financing will be available on acceptable terms, or at all. If adequate financing is not obtained when needed, the Company may be required to reduce, delay, or curtail planned operations, including technology development, platform deployment, and partner onboarding activities, which could have a material adverse effect on the Company’s business, financial condition, and results of operations.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

The Company

DentonX Inc (the “Company,” “we,” “us,” or “our”) is a Wyoming corporation incorporated on September 3, 2025. We are a development-stage technology infrastructure (“TechInfra”) company focused on building a scalable technology platform designed to consolidate the fragmented non-bank mortgage and financial services industry. Our vision is to create the first intelligent financial infrastructure for non-bank lending, where every transaction generates both capital and intelligence, forming a network that learns, scales, and rewards participants.

Unlike traditional banks, which are often rigid and exclude non-qualified mortgage (“non-QM”) borrowers, our platform aims to address inefficiencies in the non-bank lending ecosystem by integrating advanced technology with strategic lending operations through our majority-owned subsidiary to be formed, DentonX Outstanding Investment Co. (“DentonX OIC”). We do not originate loans, extend credit, underwrite financial products, broker securities, or provide consumer financial services. All regulated financial activities are conducted exclusively by independent licensed entities, such as Outstanding Investment Co., Inc. (“OIC”), which utilize our platform for operational and infrastructure support.

Our target customers include underserved segments such as self-employed borrowers (e.g., bank statement and verification of employment (“VOE”) loans), real estate investors (e.g., debt service coverage ratio (“DSCR”), jumbo adjustable-rate mortgages (“ARMs”), and short-term refinances), small and medium-sized enterprises (“SMEs”) seeking working capital or bridge financing, and diverse communities with high loan-to-value (“LTV”) needs.

We operate at the intersection of TechInfra platforms and alternative lending where non-bank lenders are gaining share; the non-QM segment; and an SME credit gap.  As a startup, we are in the early stages of development, with limited operations and no revenue to date. Our success depends on executing our plan to build and deploy the platform, secure partnerships, and navigate regulatory landscapes.

Recent Developments

Since incorporation, we have entered into several consulting and strategic agreements to support platform development and operations:

●Consulting Agreements: We engaged consultants for executive leadership, strategic advisory, accounting, and financial reporting. For example, on September 10, 2025, we appointed Lionel Pinuer as a consultant, later naming him Chief Executive Officer and Chief Financial Officer effective January 1, 2026. Other agreements include those with Soho Capital Solutions Inc (October 3, 2025) for U.S. GAAP support and Fairbanks Global Partners II LLC (amended September 23, 2025) for corporate development and SEC readiness, with compensation including retainers, hourly fees, and success-based incentives.

●Technical and Licensing Agreements with LocusX Technologies Inc.: On September 25, 2025, we entered a Technical Consulting Agreement for software development, including automation engines, API integrations, and blockchain-based automation framework, with milestone payments totaling approximately $400,000–$450,000. Concurrently, a Non-Exclusive Licensing Agreement grants us use of LocusX’s proprietary blockchain framework for internal purposes, in exchange for an initial fee (via 500,000 shares), royalties (7% on relevant net revenues), and minimum annual fees.

●Strategic Agreement with Far Sun Global Group LLC: On September 27, 2025, for corporate development and capital raising support, including an $80,000 retainer and performance-based fees.

●Agreements with OIC: DentonX, through its majority-owned subsidiary DentonX OIC, entered into a series of agreements with Outstanding Investment Co., Inc. (“OIC”) and its principals effective November 11, 2025, granting DentonX OIC exclusive management control over OIC’s lending and investment operations via a Management Committee (two DentonX appointees, three OIC), in exchange for management fees (5% on existing business, 10% on new), and performance participation (5-20% of net profits from new business). OIC leases its pre-closing existing business assets (brand, systems, clients, know-how) to DentonX OIC for three years (renewable), with monthly payments approximating historical profits (inflation-adjusted) and an exclusive purchase option after one year at 8x trailing EBITDA. DentonX OIC issues 20% fully diluted equity in itself to OIC (vesting over 36 months quarterly, with acceleration on change of control or IPO, clawback/forfeiture on bad leaver events, 12-month lock-up, and ROFR). The Company grants 360 Series B Preferred Shares to OIC’s key persons (e.g., Steven Guang Leung), vesting over three years with similar acceleration and forfeiture terms. OIC receives rights to purchase up to 10% of DentonX shares at a 15% VWAP discount within 12 months post-closing, plus preemptive, piggyback registration, and ROFR rights. The parties intend to finalize the terms of the Series B Preferred Shares prior to issuance. A Shareholders Agreement governs DentonX OIC’s board (two DentonX, one OIC if ≥10% held), reserved matters requiring special approval, non-compete covenants, tag/drag rights, and dispute resolution. These integrated arrangements provide DentonX strategic/financial control and economics from OIC’s operations while offering OIC equity upside and protections.

●Master Services Agreement with Alphega Global Partners Corp: On November 26, 2025, the Company entered into a Master Services Agreement (the “MSA”) with Alphega Global Partners Corp. (the “Alphega”), under which the Consultant provides consulting and corporate development services. The services, as detailed in the accompanying Statement of Work, include business operations support, marketing and communications assistance, administrative coordination for government services and compliance (non-legal), strategic corporate development, project management, and related activities to support the Company’s growth, compliance, and capital market readiness. Alphega expressly does not provide legal advice, act as a broker-dealer or underwriter, draft securities-related content, or prepare financial statements.  The Company paid a $30,000 retainer upon execution, maintained throughout the engagement and applied against final invoices upon termination (with surplus refunded). Professional services are compensated on a time-and-materials basis at hourly rates set forth in the agreement’s fee schedule (effective through December 31, 2026), payable generally in cash but potentially in equity (at fair market value with a discount) or other non-cash forms by mutual agreement. Late payments may accrue interest, convert to convertible promissory notes (subject to consent), or incur additional fees. Alphega is entitled to success-based compensation (payable in cash, equity, or other forms at its discretion) for achieving mutually agreed milestones, such as business development outcomes, financial introductions, M&A transactions, or performance exceeding targets, calculated using a modified Lehman formula (Lehman 2.0, doubling standard rates: 10% on the first $1 million of transaction value, 8% on the second $1 million, 6% on the third, 4% on the fourth, and 2% thereafter).

●Far Sun Consulting Agreement. On September 27, 2025, the Company entered into a Strategic Business Consulting Agreement (the “Agreement”) with Far Sun Global Group LLC (“Far Sun”), under which Far Sun provides strategic business consulting services. The services, as detailed in the accompanying Service Order, include advising on corporate structuring and SEC reporting readiness, capital raising support, strategic growth and expansion advisory, financial and valuation advisory, and corporate development program management to support the Company’s formation as a public reporting entity, capital raising, and expansion plans. The Consultant acts as a subcontractor to a prior agreement with Fairbanks Global Partners II LLC dated September 23, 2025, and expressly does not provide legal advice, act as a broker-dealer or underwriter, or offer services related to securities sales.  The Company paid an $80,000 retainer in two installments ($40,000 upon execution and $40,000 by November 5, 2025), maintained throughout the engagement and applied against final invoices upon termination (with surplus refunded). Professional services are compensated on a time-and-materials basis at hourly rates set forth in the agreement’s fee schedule, payable generally in cash but potentially in equity (at fair market value with a discount) or other non-cash forms by mutual agreement. Far Sun is entitled to success-based compensation (payable in cash, equity, or other forms as mutually agreed) for achieving mutually agreed milestones, such as strategic partnerships, transactions, or growth benchmarks, calculated using a modified Lehman formula (Lehman 2.0, doubling standard rates: 10% on the first $1 million of transaction value, 8% on the second $1 million, 6% on the third, 4% on the fourth, and 2% thereafter). Ms. Chung, a former executive officer of the Company and the controlling person of Apex Stratum LLC, is a shareholder of the Company.

We believe these agreements position us to accelerate platform development while maintaining compliance and operational efficiency.

Overview of Current Operations

We are currently focused on developing our core technology infrastructure, including data convergence, SaaS workflow automation, marketplace origination networks, insurance/appraisal/servicing tools, TechInfra academy for talent development, and ecosystem intelligence layers. Our platform will enable partners to personalize loans with speed and flexibility, targeting non-QM products like VOE, bank statement, jumbo ARMs, and DSCR loans.

As of December 31, 2025, operations are limited to planning, consulting, and initial software builds. We have no contracted clients yet but intend to onboard non-bank lenders and borrowers through OIC and future acquisitions.

Plan of Operation

Over the next 12-24 months, we plan to:

●Complete platform development and testing, including proof-of-concept pilots.

●Execute roll-up acquisitions of regional lenders using DentonX OIC’s capacity.

●Launch marketplace and distribution networks for borrower/partner acquisition.

●Expand into SME financing and non-QM mortgages, leveraging data analytics for risk assessment.

●Secure additional funding for growth, including potential public listing.

We anticipate generating initial revenue from platform fees and management income from OIC within the next fiscal year.

Revenue

We are seeking to develop dual revenue streams: (1) Technology and platform fees (e.g., SaaS subscriptions, transaction fees) from partners using our infrastructure; and (2) Indirect lending-related income through DentonX OIC, including management fees and performance participation from OIC’s operations. No revenue has been generated to date.

Marketing

Our marketing strategy will focus on digital channels, industry partnerships, and targeted outreach to non-bank lenders, brokers, and underserved borrowers. We plan to emphasize personalization for self-employed and multicultural segments, using data-driven campaigns to highlight efficiency gains.

Competition

We operate in a competitive landscape with TechInfra platforms and non-bank lenders. Competitors include Upstart Holdings, Inc. (AI lending tech), Blend Labs, Inc. (digital mortgage platforms), nCino, Inc. (cloud lending software), Rocket Companies, Inc. (digital mortgages), and UWM Holdings Corporation (wholesale non-QM lending). Our differentiation lies in our hybrid roll-up model with vertically integrated data intelligence, which no single public competitor fully combines. However, larger players have greater resources, and we face risks from market consolidation.

Employees

As of December 31, 2025, we have one employee, our CEO and CFO, Mr. Pinuer, who devotes up to 30 hours per week but can increase as needed. We rely on consultants for additional support and may adopt benefit plans in the future. There are no current personal benefits for officers or directors.

Government Regulation

We are subject to U.S. securities laws and general corporate regulations. While we do not engage in regulated financial activities, our partners (e.g., OIC) must comply with lending laws such as the Truth in Lending Act, Equal Credit Opportunity Act, and state licensing requirements. We monitor developments in technology regulations, including data privacy (e.g., CCPA). No immediate government approvals are required for our current operations, but future expansions may necessitate compliance with additional rules. We commit to adhering to all applicable laws in jurisdictions where we operate.

Description of Facilities

The Company’s office space is located at 1999 Harrison Street, Suite 1800, Oakland, CA 94612 and our contact number is +1 925-220-2187. The space is provided to the Company at no cost by a former officer, who is now solely a shareholder of the Company. The Company does not pay rent or other consideration for the use of this office space.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $5.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $15,000,000 as anticipated.

Use of Proceeds Category	If 750,000 shares (25%) are sold:	If 1,500,000 shares (50%) are sold:	If 2,250,000 shares (75%) are sold:	If 3,000,000 shares (100%) are sold:
Gross Proceeds	$3,750,000	$7,500,000	$11,250,000	$15,000,000
Offering Expenses	$120,000	$120,000	$120,000	$120,000
Placement Agent Commission (7%) (1)	$262,500	$525,000	$787,500	$1,050,000
Net Proceeds	$3,367,500	$6,855,000	$10,342,500	$13,830,000
Technology Platform Development & R&D	$1,347,000	$2,742,000	$4,137,000	$5,532,000
Operational Affiliate Integration & Platform Scaling	$841,875	$1,713,750	$2,585,625	$3,457,500
Capital Markets Readiness & Public Company Costs	$404,100	$822,600	$1,241,100	$1,659,600
Sales, Marketing & Business Development	$471,450	$959,700	$1,447,950	$1,936,200
Working Capital & General Corporate Purposes	$303,075	$616,950	$930,825	$1,244,700
Total Proceeds	$3,750,000	$7,500,000	$11,250,000	$15,000,000

(1)The shares will be offered directly through our officers and directors. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. The Company may engage and offer the shares through one or more broker-dealers. A commission of seven percent (7%) will be offered in cash from proceeds of the offering to any engaged broker-dealer. No commission or other consideration will be paid to officers or directors for their involvement in this offering. Our officers and directors will not register as a broker/dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, in-person contact, telephone contact, and facsimile or electronic transmission contact.

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed or quoted on a public exchange, we will be filing to obtain a listing on the OTCQB or OTCID concurrently with the filing of this prospectus. In order to be quoted on the OTCQB or OTCID, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The offering price of the Shares of Common Stock being offered for sale pursuant to this Offering is substantially higher than the book value per share of the Common Stock. Accordingly, investors purchasing the Shares pursuant to this Offering will experience an immediate and significant dilution in the book value per share of the Shares purchased. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See Management’s Discussion and Analysis. We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders and we can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in our company and could depress our stock price.

The price of the current offering is fixed at $5.00 per common share.

Assuming completion of the offering, there will be up to 21,789,173 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on the Company’s net tangible deficit of $369,688 as of December 31, 2025, respectively.

Funding Level	100%	75%	50%	25%
Gross Proceeds	$15,000,000	$11,250,000	$7,500,000	$3,750,000
Offering Price	$5.00	$5.00	$5.00	$5.00
Net Tangible Deficit per Share of Common Stock before this Offering	$(0.02)	$(0.02)	$(0.02)	$(0.02)
Increase in Net Tangible Deficit per Share Attributable to New Investors in this Offering	$0.8	$0.6	$0.4	$0.2
Net Tangible Book Value per Share of Common Stock after this Offering	$0.78	$0.58	$0.38	$0.18
Dilution per share to Investors in the Offering	$4.22	$4.42	$4.62	$4.82

PLAN OF DISTRIBUTION

The Company has 18,789,173 shares of common stock issued and outstanding as of the date of this filing. Pursuant to this offering the Company is registering 3,000,000 shares of its common stock for sale at the fixed price of $5.00 per share for the duration of the offering.  Any engaged broker-dealer will be entitled to a commission equal to seven percent (7%) of the amount of cash raised through this offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Chief Executive Officer will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our Chief Executive Officer is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our Chief Executive Officer, will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Pinuer has not, nor has he been within the past 12 months, a brokers or dealer, and she has not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our Chief Executive Officer will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our Chief Executive Officer will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 3,000,000 shares being offered on behalf of the Company itself. The price per share is fixed at $5.00 for the duration of this offering. Although our common stock is not listed or quoted on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $5.00 for the duration of this offering. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $5.00 per share.

Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB or OTCID operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB or OTCID. Although we believe that in the future we will meet the eligibility requirements in order to be quoted on the OTCQB or OTCID, we cannot quantify the likelihood that this will be the case. To be quoted on the OTCQB or OTCID, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

Procedures for Subscribing (Shares offered by us, the “Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

-Execute and deliver a subscription agreement; and

-Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “DentonX Inc” No escrow agent is involved in this offering and we will receive the proceeds directly from any subscriptions. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, the “Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 800,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing, we have 18,789,173 shares of Common Stock issued and outstanding and no shares of Preferred Stock were issued or outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

The preferred stock of the Company may be issued from time to time by the Board of Directors in one or more series. The description of shares of each series of preferred stock will be set forth in resolutions adopted by the Board of Directors and a Certificate of Designation to be filed as required by Wyoming law prior to issuance of any shares of the series. The Certificate of Designation will set the number of shares to be included in each series of preferred stock and set the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distribution, qualifications, or terms and conditions of redemption relating to the shares of each series. However, the Board of Directors is not authorized to change the right of the common stock to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of preferred stock includes, but is not limited to, setting or changing the following:

●The designation of the series and the number of shares constituting the series, provided that the aggregate number of shares constituting all series of preferred stock may not exceed 200,000,000 without amending the corporate by-laws;

●The annual distribution rate on shares of the series, whether distributions will be cumulative and, if so, from which date or dates;

●Whether the shares of the series will be redeemable and, if so, the terms and conditions of redemption, including the date or dates upon and after which the shares will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

●The obligation, if any, of the Company to redeem or repurchase shares of the series pursuant to a sinking fund;

●Whether shares of the series will be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

●Whether the shares of the series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of the voting rights;

The Company is authorized to issue up to 200,000,000 shares of preferred stock, with a par value of $0.0001 per share. As of the date of this Prospectus, the Company has not filed any certificates of designation with the State of Wyoming, nor has it issued any shares of preferred stock.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

The Company intends to retain a transfer agent and registrar for its Common Stock.

Exclusive Forum

Our Amended and Restated Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the state and federal courts located within the State of Wyoming shall be the sole and exclusive forum for the actions described in the Risk Factor above titled “Our bylaws designate the state and federal courts located within the State of Wyoming as the exclusive forum for certain litigation...” (see “Risk Factors”).

The provision described above does not apply to suits brought to enforce any duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal district courts of the United States of America have exclusive jurisdiction. The federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this exclusive forum provision.

There is uncertainty as to whether a court would enforce the foregoing forum selection provisions, and we make no assurances in this regard. Nothing in our Bylaws shall be deemed to waive compliance by the Company with the federal securities laws and the rules and regulations promulgated thereunder, and investors cannot waive compliance with the federal securities laws.

Jury Trial Waiver

The form of Subscription Agreement filed as Exhibit 99.1 to this registration statement provides that each party waives any right to a jury trial in any action arising out of the Subscription Agreement. See “Risk Factors — Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement...” for a description of this provision and the related risks.

By executing the Subscription Agreement, investors will be deemed to have reviewed the jury trial waiver with their legal counsel and to have knowingly and voluntarily waived jury trial rights

LEGAL OPINION

The validity of the shares of common stock offered hereby will be passed upon for us by Fleming PLLC.  Fleming PLLC holds 870,913 shares of common stock of the Company.

EXPERTS

The financial statements included in this prospectus and the registration statement have been audited by RBSM LLP, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Lionel Pinuer	49	Chief Executive Officer and Chief Financial Officer
Luis Carlos Ung	45	President, Director and Secretary

Lionel Pinuer, has over 15 years of experience in corporate finance, operational excellence, business intelligence, and data science. A specialist in corporate turnarounds and organizational change management, Mr. Pinuer has a proven track record of revitalizing distressed enterprises by implementing rigorous cash flow optimization strategies and operational restructuring. He integrates these financial recovery tactics with expert Business Process Management (BPM), leveraging advanced data analytics and digital transformation to drive decision-making. Mr. Pinuer is also the Founder and Principal of Lionel Pinuer Business Consulting, a firm specializing in operational excellence, business process improvement, and corporate financial analysis. Mr. Pinuer holds an MBA and a Master’s in Finance from Universidad de Chile. He also earned a Bachelor of Science in Food Engineering from Universidad Austral de Chile. Reinforcing his technical expertise, Mr. Pinuer holds a Diploma in Big Data from QLU and is a certified Lean Six Sigma Black Belt.

Luis Carlos Ung, has over 20 years of experience in entrepreneurship, investment, and operations.  Mr. Ung presently serves as the President, CEO, Secretary and Director of Alphega Innovations Corporation. Mr. Ung is the President of Equipos PTY Group, a diversified company with operations in construction, industrial equipment, chemicals, logistics, and energy across Latin America. He is also the Founder and CEO of World Engineering Corporation, an early-stage company focused on innovative solutions for the construction and building industry. In addition to his professional roles, Mr. Ung is a recognized scholar in private education in Panama and Latin America, specializing in finance, administration, and operations. He is a Doctoral Candidate in Business Administration in International University of Mexico. Mr. Ung holds advanced degrees, including an MBA from the University of Louisville, a Master of Engineering Management (MEM), a Master of Education (MEd), and a Master’s in Finance from Universidad de Chile. He also earned a Bachelor of Science in Electromechanical Engineering from Universidad Tecnológica de Panamá. He is the co-author of The SMART Enterprise Digital Transformation Basics: Managing the Process (ISBN: 978-1-7359118-4-7, 2023, forthcoming) and other scholarly articles. Mr. Ung is also an active Rotary member and philanthropist.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive Officer have not been involved in any of the following events during the past ten years:

1.bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) Any Federal or State securities or commodities law or regulation; or (ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members on our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended September 30, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Luis Carlos Ung Title: President and Former Chief Executive Officer (1)	2025	–	–	$150	–	–	–	$144,500	$144,650

Irene Ying Ying Chung Title: Former Secretary and Treasurer	2025	–	–	$1	–	–	–	$6,879	$6,880

(1)Resigned as Chief Executive Officer as of January 1, 2026.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer since our incorporation.

Employment Agreements

We do not have an employment agreement with our Officer or Director; provided, however, we have entered into the below consulting agreements:

●On September 3, 2025, the Company entered into a Consulting Agreement with Irene Ying Ying Chung, pursuant to which Ms. Chung served as the Company’s Secretary and Treasurer, providing corporate administration, documentation management, treasury support, and other reasonably requested services under the direction of executive management and the Board. Ms. Chung resigned as the Company’s Secretary and Treasurer which effectively terminated the agreement.

●On September 10, 2025, the Company entered into a Consulting Agreement with Lionel Pinuer, pursuant to which Mr. Pinuer provides strategic advisory, business development, operational guidance, market analysis, capital strategy input, and other reasonably requested consulting services under the Board’s direction. Services are aligned with Company objectives and detailed in service orders. Compensation is based on invoiced time at mutually agreed hourly or project rates, payable in cash, equity, or a combination; monthly invoices are submitted within five business days. Mr. Pinuer must provide regular status reports. The initial term is 12 months, renewable, with termination on 30 days’ notice.  Mr. Pinuer was appointed as Chief Executive Officer and Chief Financial Officer on January 1, 2026.

●On September 3, 2025, the Company entered into a Consulting Agreement with Luis Carlos Ung, pursuant to which Mr. Ung serves as the Company’s CEO and President, providing executive leadership, strategic planning, operational oversight, business development, capital strategy, and other reasonably requested services under the Board’s direction. Services are detailed in service orders, with deliverables to meet Company standards. Compensation is based on invoiced time at a mutually agreed hourly rate, payable in cash, equity, or a combination; monthly invoices are submitted within five business days. Mr. Ung must provide regular status reports. The initial term is 12 months, renewable, with termination on 30 days’ notice. Mr. Ung resigned as the Company’s CEO but continues to serve as a director, President and Secretary of the Company.

The Company did not pay any compensation to its executive officers in their capacity as executive officers during the periods presented. The Company’s Chief Executive Officer and President, Luis Carlos Ung, and Chief Financial Officer, [Ms. Chung], provided services to the Company pursuant to separate consulting arrangements, initially in their individual capacities and subsequently through their respective consulting entities, including “Alphega Global Partner Corp” for Luis Carlos Ung.

Under these consulting arrangements, the officers provided executive leadership, strategic planning, operational oversight, and other management services. Compensation for such services was based on invoiced time at agreed-upon hourly rates and was payable in cash, equity, or a combination thereof, in accordance with the applicable consulting agreements.

Amounts incurred under these consulting arrangements are reflected in the Company’s financial statements as Consulting and legal and professional services expense. No amounts were paid as executive compensation, however shares has been issued against services, which are reflected in the executive compensation table accordingly for the named executive officers for the periods presented.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of this offering, the Company has 18,789,173 shares of common stock issued and outstanding. The following table sets forth certain information as of April 30, 2026, the beneficial ownership of our common stock by the following persons:

●each person or entity who, to our knowledge, owns more than 5% of our common stock;

●our executive officers named in the Summary Compensation Table above; and

●each director.

Name and Address	Position	Class of Equity	Number of Shares Owned	Percent of Class(7)
Luis Carlos Ung(1)(4)	President, Secretary, Director	Common	2,000,000	10.6%
Lionel Pinuer (1)	CEO and CFO	Common	200,000	1.1%
AG Partners I Inc. (1)(3)	Beneficial Owner	Common	6,600,000	35.1%
OutstandingX LLC(1)(4)	Beneficial Owner	Common	6,080,000	32.4%
Fairbanks Global Partners II LLC(1)(2)	Beneficial Owner	Common	1,500,000	8.0%
Apex Stratum LLC(1)(5)	Beneficial Owner	Common	1,500,000	8.0%

(1)Mailing Address: c/o DentonX Inc, 1999 Harrison Street, Suite 1800, Oakland, CA 94612.

(2)The control person for Fairbanks Global Partners II LLC is Luis Carlos Ung.

(3)The control person for AG Partners I Inc. is Leopoldo Peña Abrego.

(4)The control person for OutstandingX LLC is Steven Guang Leung.

(5)The control person for Apex Stratum LLC is Irene Ying Ying Chung.

(6)Includes 500,000 shares of common stock held individually by Mr. Ung and 1,500,000 shares of common stock held by Fairbanks Global Partners II LLC.

(7)Beneficial ownership in the table above has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 3, 2025, the Company entered into a Consulting Agreement with Irene Ying Ying Chung, pursuant to which Ms. Chung served as the Company’s Secretary and Treasurer, providing corporate administration, documentation management, treasury support, and other reasonably requested services under the direction of executive management and the Board. Ms. Chung resigned as the Company’s Secretary and Treasurer which effectively terminated the agreement.

On September 10, 2025, the Company entered into a Consulting Agreement with Lionel Pinuer, pursuant to which Mr. Pinuer provides strategic advisory, business development, operational guidance, market analysis, capital strategy input, and other reasonably requested consulting services under the Board’s direction. Services are aligned with Company objectives and detailed in service orders. Compensation is based on invoiced time at mutually agreed hourly or project rates, payable in cash, equity, or a combination; monthly invoices are submitted within five business days. Mr. Pinuer must provide regular status reports. The initial term is 12 months, renewable, with termination on 30 days’ notice.  Mr. Pinuer was appointed as Chief Executive Officer and Chief Financial Officer on January 1, 2026.

On September 3, 2025, the Company entered into a Consulting Agreement with Luis Carlos Ung, pursuant to which Mr. Ung serves as the Company’s CEO and President, providing executive leadership, strategic planning, operational oversight, business development, capital strategy, and other reasonably requested services under the Board’s direction. Services are detailed in service orders, with deliverables to meet Company standards. Compensation is based on invoiced time at a mutually agreed hourly rate, payable in cash, equity, or a combination; monthly invoices are submitted within five business days. Mr. Ung must provide regular status reports. The initial term is 12 months, renewable, with termination on 30 days’ notice. Mr. Ung resigned as the Company’s CEO but continues to serve as a director, President and Secretary of the Company.

On October 3, 2025, the Company entered into a Consulting Agreement with Soho Capital Solutions Inc, pursuant to which Soho provides U.S. GAAP accounting and financial reporting support, pre-audit and compliance assistance, M&A due diligence, and additional financial advisory services as requested. Compensation includes a $8,500 non-refundable initial retainer (due upon execution), plus $75 per hour (70% cash, 30% equity unless otherwise agreed); monthly invoices are due within 15 days, with 1.5% monthly late fees. The agreement continues until terminated with 30 days’ notice or immediately for uncured material breach (15 days to cure).

On September 23, 2025, the Company entered into an Amended and Restated Corporate Development and Financial Consulting Agreement with Fairbanks Global Partners II LLC, superseding a prior agreement dated September 3, 2025, pursuant to which Fairbanks provides corporate development and financial advisory services as specified in service orders, including corporate structuring and SEC readiness, capital raising support, strategic growth and expansion advisory, financial and valuation advisory, and program management. Compensation includes an $80,000 retainer ($40,000 upon signing and $40,000 on November 5, 2025), time-based professional fees at hourly rates ranging from $80 to $1,350 (payable in cash or equity at a 30% discount to fair market value), success-based compensation tied to milestones (using Lehman 2.0 formula for business development, financial introductions, and M&A), and a 2% performance override for exceeding targets; pre-effective services are ratified and billable, with late payments subject to 9.5% interest promissory notes and 15% handling fees. The agreement continues until services are completed (or earlier termination), with rights to terminate on 60 days’ notice or for uncured material breach (10 days to cure), requiring payment for services through termination.

On September 27, 2025, DentonX Inc. entered into a Strategic Business Consulting Agreement (the “Agreement”) with Far Sun Global Group LLC (“Far Sun”), under which Far Sun provides strategic business consulting services. The services, as detailed in the accompanying Service Order, include advising on corporate structuring and SEC reporting readiness, capital raising support, strategic growth and expansion advisory, financial and valuation advisory, and corporate development program management to support the Company’s formation as a public reporting entity, capital raising, and expansion plans. The Consultant acts as a subcontractor to a prior agreement with Fairbanks Global Partners II LLC dated September 23, 2025, and expressly does not provide legal advice, act as a broker-dealer or underwriter, or offer services related to securities sales.  The Company paid an $80,000 retainer in two installments ($40,000 upon execution and $40,000 by November 5, 2025), maintained throughout the engagement and applied against final invoices upon termination (with surplus refunded). Professional services are compensated on a time-and-materials basis at hourly rates set forth in the agreement’s fee schedule, payable generally in cash but potentially in equity (at fair market value with a discount) or other non-cash forms by mutual agreement. Far Sun is entitled to success-based compensation (payable in cash, equity, or other forms as mutually agreed) for achieving mutually agreed milestones, such as strategic partnerships, transactions, or growth benchmarks, calculated using a modified

Lehman formula (Lehman 2.0, doubling standard rates: 10% on the first $1 million of transaction value, 8% on the second $1 million, 6% on the third, 4% on the fourth, and 2% thereafter). Ms. Chung, a former executive officer of the Company and the controlling person of Apex Stratum LLC, is a shareholder of the Company.

On November 26, 2025, the Company entered into a Master Services Agreement (the “MSA”) with Alphega Global Partners Corp. (the “Alphega”), under which the Consultant provides consulting and corporate development services. The services, as detailed in the accompanying Statement of Work, include business operations support, marketing and communications assistance, administrative coordination for government services and compliance (non-legal), strategic corporate development, project management, and related activities to support the Company’s growth, compliance, and capital market readiness. Alphega expressly does not provide legal advice, act as a broker-dealer or underwriter, draft securities-related content, or prepare financial statements.  The Company paid a $30,000 retainer upon execution, maintained throughout the engagement and applied against final invoices upon termination (with surplus refunded). Professional services are compensated on a time-and-materials basis at hourly rates set forth in the agreement’s fee schedule (effective through December 31, 2026), payable generally in cash but potentially in equity (at fair market value with a discount) or other non-cash forms by mutual agreement. Late payments may accrue interest, convert to convertible promissory notes (subject to consent), or incur additional fees. Alphega is entitled to success-based compensation (payable in cash, equity, or other forms at its discretion) for achieving mutually agreed milestones, such as business development outcomes, financial introductions, M&A transactions, or performance exceeding targets, calculated using a modified Lehman formula (Lehman 2.0, doubling standard rates: 10% on the first $1 million of transaction value, 8% on the second $1 million, 6% on the third, 4% on the fourth, and 2% thereafter).

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer, Director and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Director will continue to approve any related party transaction.

FINANCIAL STATEMENTS AND EXHIBITS INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

of DentonX Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of DentonX Inc. (the “Company”) as of September 30, 2025, and the related statements of operation, stockholders’ equity, and cash flow for the period from September 3, 2025 (date of inception) to September 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025, and the results of its operation and its cash flow for the period September 3, 2025 (date of inception) to September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has incurred a loss from operations and has not yet commenced revenue generating activities that raise substantial doubt about the company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2025.

Larkspur, California

March 20, 2026

PCAOB ID 587

DentonX Inc.

Balance Sheet

As of September 30, 2025

2025
(USD)

Assets
Current Assets
Cash and Bank	$359,981
Prepaid expense	40,000
Total Current Assets	399,981
Total Assets	$399,981

Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts Payable	$45
Due to Related Parties	232,285
Total Current Liabilities	232,330
Total Liabilities	232,330

Contingencies And Commitments	-

Stockholders’ Equity:
Common stock $0.0001 par value; 800,000,000 shares authorized; 9,789,900 shares issued and outstanding as of September 30, 2025.	979
Preferred stock $0.0001 par value; 200,000,000 shares authorized; No shares were issued and outstanding as of September 30, 2025	-
Additional Paid-in Capital	-
Subscription Receivable	(660)
Advance from share subscription	400,000
Accumulated Deficit	(232,669)
Total Stockholders’ Equity	167,650
Total Liabilities and Stockholder’s Equity	$399,981

The accompanying notes are an integral part of these financial statements.

DentonX Inc.

Statement of Operations

From September 03, 2025 (inception) to September 30, 2025

2025
(USD)

Revenue	$-

Expenses
Consulting	6,880
Legal and Professional Services	225,751
Software and Subscriptions	18
Bank Fees & Service Charges	40
Total Expenses	232,689

Loss from Operations	(232,689)

Other Income (Expense)
Interest Income	20

Loss Before Provision for Income Taxes	(232,669)

Provision for Income Taxe	-

Net Loss	$(232,669)

Net loss per share - Basic and diluted	$(0.03)
Weighted average shares outstanding - Basic and Diluted	8,043,489

The accompanying notes are an integral part of these financial statements.

DentonX Inc

Statement of changes in Stockholder`s Equity

For the Period from September 3, 2025 (inception) to September 30, 2025

	Common Stock		Preferred stock as per par value		Advance Against issue of shares	Subscription Receivable	Additional Paid-In- Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Amount	Amount	Amount	Amount	Amount
Balance at September 03, 2025 (inception)	-	$ -	-	$ -	$ -	$ -	$ -	$ -	$ -
Issuance of Common Stock to founders	3,189,900	319	-	-	-		-		319
Sales of common stock for cash	6,600,000	660			-	(660)			-
Advance against issue of shares					400,000				400,000
Net Loss								(232,669)	(232,669)
Balance as of September 30, 2025	9,789,900	$ 979	-	$ -	$ 400,000	$ (660)	$ -	$ (232,669)	$ 167,650

The accompanying notes are an integral part of these financial statements.

DentonX Inc

Statement of Cash Flows

For the Period from September 3, 2025 (inception) to September 30, 2025

2025
(USD)

Cash flows from operating activities
Net (loss)/ Income	$(232,669)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of Common Stock to founders at inception	319
Net change in operating assets and liabilities:
Due to Related Party	232,285
Accounts payable	45
Prepaid expense	(40,000)
Net Cashflow used in operating activities	(40,019)

Cashflow from financing activities
Advance against issue of shares	400,000
Net Cashflow from financing activities	400,000

Net Movement in Cash	359,981
Cash at beginning of the period	$-
Cash at the end of the period	$359,981

Supplemental cash flow information:
Cash paid for interest	$-
Cash paid for Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

DentonX Inc.

Notes to the Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

DentonX Inc. (“DentonX” or “the Company”) was incorporated in the State of Wyoming on September 3, 2025. The Company provides end-to-end data infrastructure and automation tools that support modern lending ecosystems. DentonX’s platform enables non-bank lenders, financial institutions, and credit platforms to operate with greater speed, accuracy, and confidence, regardless of the complexity of their loan portfolios. The Company’s solutions integrate data management, workflow automation, and analytical capabilities to streamline lending operations, enhance decision-making, and improve operational efficiency. As a development-stage company, DentonX is currently focused on building its platform, developing technology solutions, and preparing for commercial deployment. The Company’s operations are designed to support scalable lending activities and provide advanced automation tools for financial services organizations.

Going Concern Consideration

The Company’s audited financial statements as of September 30, 2025, have been prepared using generally accepted accounting principles in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated losses as of September 30, 2025, totaling $232,669. These factors, among other, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period. The company plans to raise capital through private placement or borrowing arrangements. As of the issuance of these financial statements, the Company has commenced limited operations. The Company has financed its activities through equity financing. Management expects to commence operations in the third quarter of 2026.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third-party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, exemption from the requirement to obtain an attestation report on internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and shareholder approval of certain golden parachute payments.

Further, Section 102(b)(1) of the JOBS Act provides that an emerging growth company is not required to comply with new or revised financial accounting standards until such standards are applicable to private companies. The JOBS Act permits an emerging growth company to elect to opt out of the extended transition period; however, any such election is irrevocable. The Company has elected not to opt out of the extended transition period, and therefore, the Company will adopt new or revised accounting standards at the time such standards become effective for private companies. As a result, the Company’s financial statements may not be comparable to the financial statements of public companies that are neither emerging growth companies nor emerging growth companies that have elected to opt out of the extended transition period.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Liquidity and Capital Resources Note

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of September 30, 2025, the Company had cash of $359,981 and working capital of $167,651.

In connection with the Company’s assessment of going concern considerations in accordance with ASC 205-40, “Presentation of Financial Statements - Going Concern,” as of September 30, 2025, the Company does believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company does not raise sufficient capital to meet its business objectives, the Company has insufficient funds available to operate its business prior over the next twelve months.”

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and demand deposits with financial institutions, as well as all highly liquid investments with original maturities of three months or less at the time of purchase. Cash and cash equivalents are carried at cost, which approximates fair value. The Company maintains its cash balances at financial institutions, which at times may exceed federally insured limits; however, management does not believe the Company is exposed to significant credit risk related to these balances.

The Federal Deposit Insurance Corporation (“FDIC”) covers up to $250,000 per depositor, per insured bank. As of September 30, 2025, the Company maintained cash and cash equivalents totaling $359,981, of which approximately $109,981 was in excess of FDIC insurance limits.

Fair Values of Financial Instrument

The Company’s financial instruments include cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, and other current liabilities. The carrying amounts of these financial instruments approximate their fair values due to their short-term maturity. The Company does not hold any financial instruments that are required to be measured at fair value on a recurring basis. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

Prepaid Expense

Prepaid expenses represent payments made in advance for goods or services to be received in future periods and are recorded as assets until the related benefits are consumed. Prepaid expenses are amortized to operating expenses on a straight-line basis over the period to which the related benefits apply.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of September 30, 2025, and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

The Company may be subject to potential examination by United States taxing authorities in income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with United States tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is incorporated in the United States and is subject to U.S. federal and applicable state income tax laws. The Company has no operations or taxable presence in any other jurisdiction. Due to operating losses incurred during the periods presented, the Company did not recognize any provision for income taxes and had no current income tax expense. Accordingly, the Company’s tax provision was zero for the periods presented.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period in accordance with ASC 260, Earning per Share. For the period from September 03, 2025, to September 30, 2025, the weighted average number of shares outstanding was 8,043,489 ordinary shares.

There were no securities that could potentially dilute income (loss) per share in the future.

Stock-based Compensation

The Company grants common stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded in accordance with ASC 718 on the statement of operations in the same manner and charged to the same account as if such settlements had been made in cash.

Segment Reporting

ASC Topic 280, Segment Reporting, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the assets, operating results and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

September 30, 2025
Cash and bank	$359,981
Prepaid expense	40,000
Total Assets	$399,981

For the period from September 03, 2025 (inception) to September 30, 2025

Consulting	$(6,880)
Legal and professional	(225,751)
Other expense	(58)
Interest income	20
Net loss	$(232,669)

Recently Issued Accounting Standards

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on December 4, 2024, its date of incorporation.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. This ASU is effective for fiscal years beginning after December 15, 2024, and allows for adoption on a prospective basis, with a retrospective option. We are currently evaluating the impacts of the new standard.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NOTE 3. STOCKHOLDERS EQUITY

Common and Preferred Stock

Authorized: 800,000,000 shares of voting common stock with a par value of $0.0001, 200,000,000 shares of preferred stock with a par value of $0.0001. As of September 30, 2025, the Company had 9,789,900 shares of common stock issued and outstanding. There was no preferred stock issued and outstanding as of September 30, 2025.

For the period from inception (September 03, 2025) to September 30, 2025, the Company engaged in the following equity events:

Sale of Common Stock and Subscriptions

On September 08, 2025, the Company issued 6,600,000 shares of the Company’s common stock to investor Alphega Global Partners Inc. at a par value of $0.0001 per share for an aggregate purchase price of $660. The Company did not receive the proceeds from the investor until September 30, 2025. The Company booked it as subscription receivable as of September 30, 2025. However, this subscription receivable has been subsequently received as part payment of $100 and $560 on November 28, 2025, and December 09, 2025, respectively.

Shares issued to founders

During the period from September 3, 2025, to September 30, 2025, the Company issued common shares at a par value of $0.0001 per share to its founders in exchange for services rendered.

Date of Issuance	Recipient	Number of Shares	Purpose
9/3/2025	Irene Ying Ying Chung	10,000

As compensation for services rendered in connection with corporate administration, documentation management, treasury support, and the direction and supervision of the Company’s executive management. This issuance is for the initial founder shares at inception.

9/8/2025	Cintron Management Ltd.	179,900	In consideration of costs, expenditures, and other contributions of value made on behalf of the Company. This issuance is for the initial founder shares at inception.
9/8/2025	Fairbanks Global Partners II LLC	1,500,000	In consideration of costs, expenditures, and other contributions of value made on behalf of the Company. This issuance is for the initial founder shares at inception.
9/8/2025	Apex Stratum LLC	1,500,000	In consideration of costs, expenditures, and other contributions of value made on behalf of the Company. This issuance is for the initial founder shares at inception.
	Total shares issued against services	3,189,900

NOTE.4 RELATED PARTY TRANSACTIONS

The related parties had transactions for the period from September 03, 2025 (inception) to September 30, 2025, consisting of the following:

Name of the related parties	Nature of relationship
Fairbanks Global Partners II LLC	Shareholder
Irene Ying Ying Chung	Shareholder
Alphega Global Partners Corp	Shareholder

Accrued Services		September 30,2025
Irene Ying Ying Chung		$ 6,879
Fairbanks Global Partners II LLC		$ 184,606
Alphega Global Partners Corp		$ 40,800
Total Due to related party		$ 232,285

As of September 30, 2025, balances due to related parties primarily represent the initial services provided by the shareholders in regards to the Company’s foundation.

●On September 03, 2025, the Company issued 10,000 shares of its common stock at a price of $0.0001 per share to Irene Ying Ying Chung, with an aggregate value of $1, As compensation for services rendered in connection with corporate administration, documentation management, treasury support, and the direction and supervision of the Company’s executive management.

●On September 08, 2025, the Company issued 1,500,000 shares of its common stock at a price of $0.0001 per share to Fairbanks Global Partners II LLC, with an aggregate value of $150, in consideration for costs, expenditures, and other contributions of value made on behalf of the Company.

●During the period, the Company made aggregate cash payments of $40,000 to Far Sun Global Group as a retainer for services rendered.

NOTE 5. INCOME TAX

We have not yet filed tax returns for the period ended September 30, 2025. As of September 30, 2025, we had net operating loss carry forwards, on a book basis, of $232,669 that may be available to reduce various future years’ Federal taxable income for 20 years through 2045. Net operating losses may be limited as a result of possible changes in business. Future tax benefits which may arise because of these losses have not been recognized in the accompanying financial statements, as their realization is determined not likely to occur and accordingly, we have recorded a valuation allowance for the deferred tax asset relating to the net operating loss carry forwards.

The following table presents the current income tax provision for federal and state income taxes for the period ended September 30, 2025.

For the period September 03, 2025 (Inception), to September 30, 2025
Current tax provisions:
Federal	$ –
State	–
Total provision for income taxes	$ –

Reconciliation of the U.S. federal statutory rate to the actual tax rate for the period ended September 30, 2025:

For the period September 03, 2025 (Inception), to September 30, 2025
US federal statutory income tax rate	21%
State income tax, net of federal benefit	0%
Permanent differences	0%
Increase in valuation reserve	-21%
Total provision for income taxes	0%

The components of our deferred tax assets as of September 30, 2025, consisted of the following:

September 30, 2025
Net operating loss carry forwards	$ 48,860
Less: valuation allowance	(48,860)
Net deferred tax assets	$ -

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company has recorded a full valuation allowance against its net deferred tax assets because management has determined that it is more likely than not that these assets will not be realized.

NOTE 6. CONTINGENCIES AND COMMITMENTS

There are no contingencies and commitments at balance sheet date.

NOTE 7. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date and through the date of this filing. The Company has reviewed subsequent events occurring after the balance sheet date through March 20, 2026 at which financial statements were available to be issued and has determined that these events necessitate adjustments to or disclosure in the accompanying financial statements.

On October 15, 2025, the Company’s common stock had a fair value of $0.0625 per share. The Company issued 495,000 shares of its common stock to Irene Ying Ying Chung on that date in exchange for services rendered. The Company recognized stock based compensation expense based on the fair value of common stock on the grant date of valued at $30,938.

On October 15, 2025, the Company’s common stock had a fair value of $0.0625 per share. The Company issued 200,000 shares of its common stock to Lionel Pinuer E on that date in exchange for services rendered. The Company recognized stock based compensation expense based on the fair value of common stock on the grant date of valued at $12,500.

On October 15, 2025, the Company’s common stock had a fair value of $0.0625 per share. The Company issued 500,000 shares of its common stock to Luis Carlos Ung on that date in exchange for services rendered. The Company recognized stock based compensation expense based on the fair value of common stock on the grant date of value $31,250.

After September 30, 2025, the Company entered into a legal retainer agreement with Fleming PLLC on October 23, 2025, for services related to the preparation and filing of a Form S-1 registration statement, for a flat fee of $25,000 and the issuance of common shares equal to 5% of the Company’s outstanding shares following a recent investment. On November 30, 2025, the Company issued 870,913 shares of its common stock to Fleming PLLC at a price of $0.0625 per share, for an aggregate value of $54,432.

In addition, the Company had executed a non-exclusive license agreement with LocusX Technologies Inc. on September 25, 2025, pursuant to which the Company agreed to issue 500,000 common shares as consideration for a $50,000 license fee, with such shares to be issued within 180 days of the effective date. Subsequently, on December 8, 2025, the Company issued 500,000 shares of its common stock at a price of $0.10 per share, for an aggregate value of $50,000.

On September 10, 2025, the Company received $400,000 in cash in connection with shares subscription. Subsequent to September 30, 2025, on November 30, 2025, the Company issued an aggregate of 6,400,000 shares of common stock at a price of $0.0625 per share, including 6,080,000 shares to OutstandingX LLC and 320,000 shares to John Tam, in settlement of this subscription.

On October 3, 2025, the Company entered into a consulting agreement with Soho Capital Solutions Inc. to provide financial reporting pre-audit compliance support, as well as financial and advisory services. In consideration for these services, the Company agreed to pay 70% in cash and 30% in common stock. On November 30, 2025, the Company issued 33,360 shares of its common stock, valued at $0.0625 per share, to Soho Capital Solutions Inc. pursuant to the agreement.

On November 11, 2025, the Company entered into an Exclusive Management Cooperation Agreement through DentonX Outstanding Investment Co. (“DentonX OIC”), a Wyoming corporation to be formed and majority-owned by the Company, with Outstanding Investment Co., Inc. (“OIC”). Under the agreement, DentonX OIC was granted exclusive authority to manage and direct OIC’s business operations and financial decisions, while OIC retains all regulatory licenses and compliance responsibilities. OIC agreed to pay DentonX OIC a monthly management fee equal to 5% of existing business and 10% of new business, as well as a performance participation fee ranging from 5% to 20% of net profits attributable to new business developed under DentonX OIC’s management.

On January 1, 2026, Luis Carlos Ung resigned from his position as Chief Executive Officer of the Company.

On November 11, 2025, DentonX Outstanding Investment Co. (“DentonX OIC”) entered into a Lease Agreement with Purchase Option with Outstanding Investment Co., Inc. (“OIC”). The agreement provides for the lease of OIC’s pre-closing existing business assets, including brand, systems, client base, and know-how, to DentonX OIC for an initial three-year term, renewable for an additional three years, in exchange for monthly lease payments approximating OIC’s historical profits from the existing business and adjusted annually for inflation (lesser of 4% or CPI-U). The agreement also grants DentonX OIC an exclusive option to purchase certain leased assets after one year at 8× trailing twelve-month EBITDA.

On January 10, 2026, DentonX Outstanding Investment Co. (“DentonX OIC”) entered into an Equity and Vesting Agreement with Outstanding Investment Co., Inc. (“OIC”), dated November 11, 2025. Pursuant to the agreement, DentonX OIC agreed to issue equity representing 20% of its fully diluted share capital to OIC and its principals, contingent upon the closing of a strategic transaction relating to the lease and potential acquisition of certain OIC business assets. The equity award vests over a 36-month period in equal quarterly installments and provides for accelerated vesting upon a change of control or a public offering. The agreement includes customary transfer restrictions and forfeiture provisions.

On January 10, 2026, the Company entered into a Share Grant Agreement with Outstanding Investment Co., Inc. (“OIC”) and its designated key person(s), dated November 11, 2025. Pursuant to the agreement, the Company agreed to grant 360 Series B Preferred Shares to certain key person(s), contingent upon the closing of a strategic transaction involving the formation of DentonX Outstanding Investment Co. as a majority-owned subsidiary, the lease and potential acquisition of certain OIC business assets, and related equity issuances. The shares vest over a three-year period in equal quarterly installments, subject to continued service, with accelerated vesting upon a change of control or a public offering. The agreement includes customary forfeiture and transfer restriction provisions.

On January 10, 2026, the Company entered into an Investment Rights Agreement with Outstanding Investment Co., Inc. (“OIC”) and/or its principals, dated November 11, 2025. Under the agreement, OIC was granted the right to purchase up to 10% of the Company’s outstanding shares at the closing date at a 15% discount to the 30-day volume-weighted average price, exercisable within twelve months following the closing of a strategic transaction involving the formation of DentonX Outstanding Investment Co., the lease and potential acquisition of certain OIC business assets, and related equity issuances. The agreement also provides OIC with customary participation and registration rights and includes transfer restrictions.

On January 10, 2026, the Company, Outstanding Investment Co., Inc. (OIC”) and its principals, and DentonX Outstanding Investment Co. (“DentonX OIC” Not Incorporated) entered into a Shareholders Agreement, dated November 11, 2025, governing the ownership and management of DentonX OIC. The agreement provides for the issuance of 20% of DentonX OIC’s fully diluted equity to OIC, subject to a 36-month quarterly vesting schedule with acceleration upon a change of control or initial public offering, and includes customary governance rights, transfer restrictions, and shareholder protections.

On January 20, 2026, the Company received $10,000 from an investor pursuant to an investment agreement dated December 03, 2025. The investment is structured as $8,000 of convertible debt and the issuance of 2,000 common shares at $1 per share. The “Conversion Price” shall equal eighty percent (80%) of the price per share or per unit paid by cash investors in the Qualified Financing (20% discount), or, if applicable, the price determined pursuant to the Valuation Cap.

DentonX Inc

Condensed Balance Sheet

	As of December 31, 2025	As of September 30, 2025
	(Unaudited)
Assets
Current Assets
Cash and Bank	$ 135,550	$ 359,981
Prepaid expense	91,859	40,000
Total Current Assets	227,409	399,981
Total Assets	$ 227,409	$ 399,981

Liabilities and Stockholder’s (Deficit) Equity
Current Liabilities:
Accounts Payable	$ 563	$ 45
Due to Related Parties	596,534	232,285
Total Current Liabilities	597,097	232,330
Total Liabilities	597,097	232,330

Contingencies And Commitments	-	-

Stockholders’ (Deficit) Equity:
Common stock $0.0001 par value; 800,000,000 shares authorized; 18,789,173 and 9,789,900 shares were issued and outstanding as of December 31, 2025, and September 30, 2025, respectively.	1,879	979
Preferred stock $0.0001 par value; 200,000,000 shares authorized; No shares were issued and outstanding as of December 31, 2025, and September 30, 2025, respectively.	-	-
Additional Paid-in Capital	580,305	-
Subscription Receivable	-	(660)
Advance from share issuance	-	400,000
Accumulated Deficit	(951,871)	(232,669)
Total Stockholders’ (Deficit) Equity	(369,687)	167,650
Total Liabilities and Stockholder’s (Deficit) Equity	$ 227,409	$ 399,981

The accompanying notes are an integral part of these unaudited condensed financial statements.

DentonX Inc

Unaudited Condensed Statement of Operations

	For the Period of Three Months Ended December 31, 2025	For the period from September 3, 2025 (Inception) to September 30, 2025
	(USD)	(USD)

Revenue	-	-

Expenses
License Fee	$ 50,000	$ -
Consulting	69,738	6,880
Legal and Professional Services	592,974	225,751
Software and Subscriptions	-	18
Travel	6,300	-
Bank Fees & Service Charges	246	40
Total Expenses	719,258	232,689

Loss from Operations	(719,258)	(232,689)

Other Income (Expense)
Interest Income	55	21

Loss Before Provision for Income Taxes	(719,203)	(232,669)

Provision for Income Taxes	-	-

Net Loss	$ (719,203)	$ (232,669)

Net loss per share - Basic and diluted	$ (0.05)	$ (0.03)
Weighted average shares outstanding - Basic and Diluted	13,406,712	8,043,489

The accompanying notes are an integral part of these unaudited condensed financial statements.

DentonX Inc

Unaudited Condensed Statement of changes in Stockholders’ (deficit) Equity

For the Period from September 3, 2025 (Inception) to September 30, 2025, and for the Three Months Ended December 31, 2025

	Common Stock		Preferred stock		Advance against issue of shares	Subscription Receivable	Additional Paid-In- Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Amount	Amount	Amount	Amount	Amount
Balance on September 03, 2025 (inception)	-	$ -	-	$ -	$ -	$ -	$ -	$ -	$ -
Issuance of Common Stock to founders	3,189,900	319	-	-	-		-		319
Sales of common stock for cash	6,600,000	660			-	(660)			-
Advance against issue of shares					400,000				400,000
Net Loss								(232,669)	(232,669)
Balance as of September 30, 2025	9,789,900	979	-	-	400,000	(660)	-	(232,669)	167,650
Balance as of October 01, 2025	9.789,900	979	-	-	400,000	(660)	-	(232,669)	167,650
Issuance of Common Stock against services	2,599,273	260	-	-	-		180,945		181,205
Proceed against the sale of common stock					-	660			660
Issuance of shares against advance	6,400,000	640	-	-	(400,000)		399,360		-
Net Loss								(719,203)	(719,203)
Balance as of December 31, 2025,	18,789,173	$ 1,879	-	$ -	$ -	$ -	$ 580,305	$ (951,871)	$ (369,688)

The accompanying notes are an integral part of these unaudited condensed financial statements.

DentonX Inc

Unaudited Condensed Statement of Cash Flows

	For the Period of Three Months Ended December 31, 2025	For the period from September 03, 2025, (Inception) to September 30, 2025
	(USD)	(USD)

Cash flows from operating activities
Net (loss)/ Income	$ (719,203)	$ (232,669)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of Common Stock against services	181,205	319
Net change in operating assets and liabilities:
Due to Related Party	364,249	232,285
Accounts payable	518	45
Prepaid expense	(51,860)	(40,000)
Net Cashflow used in operating activities	(225,091)	(40,019)

Cashflow from financing activities
Proceeds against the issued shares	660	400,000
Net Cashflow from financing activities	660	400,000

Net increase (decrease) in Cash	(224,431)	359,981
Cash at beginning of the period	$ 359,981	$ -
Cash at the end of the period	$ 135,550	$ 359,981

Supplemental cash flow information:
Cash paid for interest	-	-
Cash paid for Income Taxes	-	-

The accompanying notes are an integral part of these unaudited condensed financial statements.

DentonX Inc

Notes to Unaudited Condensed Financial Statements

For the period of three months ended December 31, 2025

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

DentonX Inc (“DentonX” or “the Company”) was incorporated in the State of Wyoming on September 3, 2025. The Company provides end-to-end data infrastructure and automation tools that support modern lending ecosystems. DentonX’s platform enables non-bank lenders, financial institutions, and credit platforms to operate with greater speed, accuracy, and confidence, regardless of the complexity of their loan portfolios. The Company’s solutions integrate data management, workflow automation, and analytical capabilities to streamline lending operations, enhance decision-making, and improve operational efficiency. As a development-stage company, DentonX is currently focused on building its platform, developing technology solutions, and preparing for commercial deployment. The Company’s operations are designed to support scalable lending activities and provide advanced automation tools for financial services organizations.

Going Concern Consideration:

The Company’s unaudited financial statements as of December 31, 2025, have been prepared using generally accepted accounting principles in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated losses as of December 31, 2025, totaling $951,871. These factors, among other, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period. The company plans to raise capital through private placement or borrowing arrangements. As of the issuance of these financial statements, the Company has not commenced operations. The Company has financed its activities through equity financing. Management expects to commence operations in the third quarter of 2026.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third-party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. “The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering included in this Form S-1, The interim results for the three months ended December 31, 2025, are not necessarily indicative of the results for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Liquidity and Capital Resources Note

As of December 31, 2025, the Company had cash of $135,550 and working capital of $ (369,687).

In connection with the Company’s assessment of going concern considerations in accordance with ASC 205-40, “Presentation of Financial Statements - Going Concern,” as of December 31, 2025, the Company does believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company does not raise sufficient capital to meet its business objectives, the Company has insufficient funds available to operate its business prior over the next twelve months.”

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and demand deposits with financial institutions, as well as all highly liquid investments with original maturities of three months or less at the time of purchase. Cash and cash equivalents are carried at cost, which approximates fair value. The Company maintains its cash balances at financial institutions, which at times may exceed federally insured limits; however, management does not believe the Company is exposed to significant credit risk related to these balances.

The Federal Deposit Insurance Corporation (“FDIC”) insures deposits up to $250,000 per depositor, per insured bank. As of December 31, 2025, the Company maintained cash and cash equivalents totaling $135,550. The Company’s cash balances did not exceed FDIC insurance limits as of that date.

Fair Values of Financial Instrument

The Company’s financial instruments include cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, and other current liabilities. The carrying amounts of these financial instruments approximate their fair values due to their short-term maturity. The Company does not hold any financial instruments that are required to be measured at fair value on a recurring basis. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

Prepaid Expense

Prepaid expenses represent payments made in advance for goods or services to be received in future periods and are recorded as assets until the related benefits are consumed. Prepaid expenses are amortized to operating expenses on a straight-line basis over the period to which the related benefits apply.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2025, and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

The Company may be subject to potential examination by United States taxing authorities in income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with United States tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is incorporated in the United States and is subject to U.S. federal and applicable state income tax laws. The Company has no operations or taxable presence in any other jurisdiction. Due to operating losses incurred during the periods presented, the Company did not recognize any provision for income taxes and had no current income tax expense. Accordingly, the Company’s tax provision was zero for the periods presented.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period in accordance with ASC 260, Earning per Share. For the period from October 01, 2025, to December 31, 2025, the weighted average number of shares outstanding was 13,406,712 ordinary shares. There were no securities that could potentially dilute income (loss) per share in the future.

Stock-based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Segment Reporting

ASC Topic 280, Segment Reporting, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the assets, operating results and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

December 31, 2025
Cash and bank	$359,981
Prepaid expense	40,000
Total Assets	$399,981

For the period of Three months ended December 31, 2025

Consulting	$(6,880)
Legal and professional	(225,751)
Other expense	(58)
License Fee
Interest income	20
Net loss	$(232,669)

Recently Issued Accounting Standards

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on December 4, 2024, its date of incorporation.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. This ASU is effective for fiscal years beginning after December 15, 2024, and allows for adoption on a prospective basis, with a retrospective option. We are currently evaluating the impacts of the new standard.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NOTE 3. STOCKHOLDERS DEFICIT

Common and Preferred Stock

Authorized: 800,000,000 shares of voting common stock with a par value of $0.0001, 200,000,000 shares of preferred stock with a par value of $0.0001. As of December 31, 2025, the Company had 18,789,173 shares of common stock issued and outstanding. No preferred stock is issued as of December 31, 2025.

For the period from inception (September 03, 2025) to December 31, 2025, the Company engaged in the following equity events:

Sale of Common Stock and Subscriptions

On September 08, 2025, the Company issued 6,600,000 shares of the Company’s common stock to investor Alphega Global Partners Inc. for an aggregate purchase price of $660. The Company booked these transactions as subscription receivable as of September 30, 2025. The Company received proceeds of $100 from investor Alphega Global Partners Inc. on November 28, 2025, and $560 on December 9, 2025. As of December 31, 2025, no subscription receivable remained outstanding.

On November 30, 2025, the Company issued an aggregate of 6,400,000 shares of common stock at a price of $0.0625 per share, including 6,080,000 shares to OutstandingX LLC and 320,000 shares to John Tam, in settlement of amount $400,000 that was previously received and recorded as advances against the issuance of common stock.

Shares issued to initial founders

During the period from September 3, 2025, to September 30, 2025, the Company has issued the common shares at a par value of $0.0001 per share to its founders in exchange for services rendered. Details are as follows;

Date of Issuance	Recipient	Number of Shares	Purpose
9/3/2025	Irene Ying Ying Chung	10,000	As compensation for services rendered in connection with corporate administration, documentation management, treasury support, and the direction and supervision of the Company’s executive management.
9/8/2025	Cintron Management Ltd.	179,900	In consideration of costs, expenditures, and other contributions of value made on behalf of the Company.
9/8/2025	Fairbanks Global Partners II LLC	1,500,000	In consideration of costs, expenditures, and other contributions of value made on behalf of the Company.
9/8/2025	Apex Stratum LLC	1,500,000	In consideration of costs, expenditures, and other contributions of value made on behalf of the Company.
	Total shares issued against services	3,189,900

Shares issued against for services

On October 15, 2025, the Company’s common stock had a fair value of $0.0625 per share. The Company issued common shares to its executives on that date in exchange for services rendered. The Company recognized stock-based compensation expense based on the fair value of the common stock on the grant date. The fair value was determined based on sale of common shares to a third party.

The expense is included in consulting expenses in the accompanying statement of financial operations. Details of the issuance are as follows:

Date of Issuance	Recipient	Number of Shares	Stock based compensation	Purpose
10/15/2025	Irene Ying Ying Chung	495,000	$ 30,938	As compensation for services rendered in connection with corporate administration, documentation management, treasury support, and the direction and supervision of the Company’s executive management.
10/15/2025	Luis Carlos Ung	500,000	$ 31,250	As compensation for services rendered in providing executive leadership, strategic advisory services, and the direction and oversight of the Company’s Board of Directors.
10/15/2025	Lionel Pinuer E	200,000	$ 12,500

As compensation for services rendered in providing strategic advisory and business planning support, market, industry, and opportunity analysis, business development and partnership support, operational and organizational guidance, capital strategy input and investor-related preparation.

11/30/2025	Soho Capital Solutions Inc	33,360	$2,085	As compensation for services rendered to the Company during October and November 2025.
11/30/2025	Fleming PLLC	870,913	$54,432	As consideration for legal services.
12/8/2025	LocusX Technologies Inc.	500,000	$50,000	For License Fee
	Total shares issued against for services	2,599,273	$ 181,205

NOTE 4. RELATED PARTY TRANSACTIONS

The related parties had transactions for the period of three months ended December 31, 2025, consisting of the following:

Name of the related parties	Nature of relationship
Fairbanks Global Partners II LLC	Shareholder
Irene Ying Ying Chung	Shareholder
Alphega Global Partners Corp	Shareholder
Lionel Pinuer E.	Shareholder
Luis Carlos Ung	Shareholder
Far Sun Global Group	Shareholder

Accrued Services		December 31,2025	September 30,2025
Irene Ying Ying Chung		$ 1,929	$ 6,879
Fairbanks Global Partners II LLC		$ 308,615	$ 184,606
Far Sun Global Group		$ 141,490	$ -
Alphega Global Partners Corp		$ 144,500	$ 40,800
Total Due to related party		$ 596,534	$ 232,285

As of December 31, 2025, balances due to related parties primarily represent the consulting and professional services provided by the shareholders.

●On October 15, 2025, the Company’s common stock had a fair value of $0.0625 per share. The Company issued 495,000 shares of its common stock to Irene Ying Ying Chung on that date in exchange for services rendered. The Company recognized stock based compensation expense based on the fair value of common stock on the grant date of valued at $30,938.

●During the three months ended December 31, 2025, the Company made cash payments of $123,300 to Fairbanks Global Partners II LLC for services rendered.

●On October 15, 2025, the Company’s common stock had a fair value of $0.0625 per share. The Company issued 200,000 shares of its common stock to Lionel Pinuer E on that date in exchange for services rendered. The Company recognized stock based compensation expense based on the fair value of common stock on the grant date of valued at $12,500.

●On October 15, 2025, the Company’s common stock had a fair value of $0.0625 per share. The Company issued 500,000 shares of its common stock to Luis Carlos Ung on that date in exchange for services rendered. The Company recognized stock based compensation expense based on the fair value of common stock on the grant date of value $31,250.

●During the period, the Company remitted aggregate cash payments of $66,600 to Far Sun Global Group for services rendered to the Company.

NOTE 5 INCOME TAX

As of December 31, 2025, we had net operating loss carry forwards, on a book basis, of $719,203 that may be available to reduce various future years’ Federal taxable income for 20 years through 2045. Net operating losses may be limited as a result of possible changes in business. Future tax benefits which may arise because of these losses have not been recognized in the accompanying financial statements, as their realization is determined not likely to occur and accordingly, we have recorded a valuation allowance for the deferred tax asset relating to the net operating loss carry forwards.

The following table presents the current income tax provision for federal and state income taxes for the period ended December 31, 2025.

For the period of three months ended December 31, 2025
Current tax provisions:
Federal	$ –
State	–
Total provision for income taxes	$ –

Reconciliation of the U.S. federal statutory rate to the actual tax rate for the period ended December 31, 2025:

For the period of three months ended December 31, 2025
US federal statutory income tax rate	21%
State income tax, net of federal benefit	0%
Permanent differences	0%
Increase in valuation reserve	-21%
Total provision for income taxes	0%

The components of our deferred tax assets as of December 31, 2025, consisted of the following:

December 31, 2025
Net operating loss carry forwards	$ 151,032
Less: valuation allowance	(151,032)
Net deferred tax assets	$ -

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company has recorded a full valuation allowance against its net deferred tax assets because management has determined that it is more likely than not that these assets will not be realized.

NOTE 6. CONITNGENCIES AND COMMITMENTS

There are no contingencies and commitments at balance sheet date.

NOTE 7. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date and through the date of this filing. The Company has reviewed subsequent events occurring after the balance sheet date through March 20, 2026 at which financial statements were available to be issued and has determined that these events necessitate adjustments to or disclosure in the accompanying financial statements.

On January 1, 2026, Luis Carlos Ung resigned from his position as Chief Executive Officer of the Company.

On January 10, 2026, DentonX Outstanding Investment Co. (“DentonX OIC”) entered into an Equity and Vesting Agreement with Outstanding Investment Co., Inc. (“OIC”), dated November 11, 2025. Pursuant to the agreement, DentonX OIC agreed to issue equity representing 20% of its fully diluted share capital to OIC and its principals, contingent upon the closing of a strategic transaction relating to the lease and potential acquisition of certain OIC business assets. The equity award vests over a 36-month period in equal quarterly installments and provides for accelerated vesting upon a change of control or a public offering. The agreement includes customary transfer restrictions and forfeiture provisions.

On January 10, 2026, the Company entered into a Share Grant Agreement with Outstanding Investment Co., Inc. (“OIC”) and its designated key person(s), dated November 11, 2025. Pursuant to the agreement, the Company agreed to grant 360 Series B Preferred Shares to certain key person(s), contingent upon the closing of a strategic transaction involving the formation of DentonX Outstanding Investment Co. as a majority-owned subsidiary, the lease and potential acquisition of certain OIC business assets, and related equity issuances. The shares vest over a three-year period in equal quarterly installments, subject to continued service, with accelerated vesting upon a change of control or a public offering. The agreement includes customary forfeiture and transfer restriction provisions.

On January 10, 2026, the Company entered into an Investment Rights Agreement with Outstanding Investment Co., Inc. (“OIC”) and/or its principals, dated November 11, 2025. Under the agreement, OIC was granted the right to purchase up to 10% of the Company’s outstanding shares at the closing date at a 15% discount to the 30-day volume-weighted average price, exercisable within twelve months following the closing of a strategic transaction involving the formation of DentonX Outstanding Investment Co., the lease and potential acquisition of certain OIC business assets, and related equity issuances. The agreement also provides OIC with customary participation and registration rights and includes transfer restrictions.

On January 10, 2026, the Company, Outstanding Investment Co., Inc. (“OIC”) and its principals, and DentonX Outstanding Investment Co. (“DentonX OIC”) entered into a Shareholders Agreement, dated November 11, 2025, governing the ownership and management of DentonX OIC. The agreement provides for the issuance of 20% of DentonX OIC’s fully diluted equity to OIC, subject to a 36-month quarterly vesting schedule with acceleration upon a change of control or initial public offering, and includes customary governance rights, transfer restrictions, and shareholder protections.

On January 20, 2026, the Company received $10,000 from an investor pursuant to an investment agreement dated 3 December 2025. The investment is structured as $8,000 of convertible debt and the issuance of 2,000 common shares at $1 per share. The “Conversion Price” shall equal eighty percent (80%) of the price per share or per unit paid by cash investors in the Qualified Financing (20% discount), or, if applicable, the price determined pursuant to the Valuation Cap.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$2,296.50
Accounting fees and expenses	15,000.00
Legal Fees, Auditor Fees and Expenses	25,000.00
Edgar filing, printing and engraving fees	1,500.00
Transfer Agent Fees	1,000.00
Total	$44,795.50

(1)All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

The Company is incorporated under the laws of the State of Wyoming. Section 17-16-856 of the Wyoming Business Corporation Act provides that a Wyoming corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 17-16-857 of the Wyoming Business Corporation Act further provides mandatory indemnification and advancement of expenses to a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any such proceeding, and permits advancement of expenses upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification.

Our Amended and Restated Bylaws contain provisions that implement the maximum indemnification and advancement of expenses permitted by Wyoming law. These provisions provide, in relevant part, as follows:

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent legally permissible under the Wyoming Business Corporation Act, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right of indemnification shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by a court of competent jurisdiction that such director or officer is not entitled to be indemnified under Wyoming law or otherwise.

The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The indemnification and advancement of expenses provided by or granted pursuant to our Bylaws shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company in such capacity for another entity, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Wyoming Business Corporation Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all securities issued by the registrant within the last three years that were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated below, the issuance of such shares was deemed exempt from registration requirements of the Securities Act of 1933, as amended, as such sales were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

On September 3, 2025, the Company issued 10,000 shares of common stock to Irene Ying Ying Chung, in consideration of incorporation costs incurred on behalf of the Company.

On September 8, 2025, the Company issued the following shares of common stock:

●6,600,000 common to AG Partners I Inc. for cash at a per share price of $0.0001.

●1,500,000 common to Apex Stratum LLC at a per share price of $0.0001 in consideration of costs, expenditures, and other contributions of value made on behalf of the Company.

●1,500,000 Common to Fairbanks Global Partners II LLC at a per share price of $0.0001 per share in consideration of costs, expenditures, and other contributions of value made on behalf of the Company.

●179,900 Common Stock to Cintron Management Ltd. at a per share price of $0.0001 per share in consideration of costs, expenditures, and other contributions of value made on behalf of the Company.

On October 15, 2025, the Company issued the following shares of common stock:

●500,000 Common Stock to Luis Carlos Ung at a price of $0.0625 per share, as compensation for services rendered to the Company.

●495,000 Common Stock to Irene Ying Ying Chung at a price of $0.0625 per share, as compensation for services rendered to the Company.

●200,000 Common Stock to Lionel Pinuer E. at a price of $0.0625 per share, as compensation for services rendered to the Company.

The Company entered into an engagement agreement with Fleming PLLC dated October 23, 2025, whereby it issued 870,913 shares of its common stock as consideration for legal services at a per share price of $0.0625 per share.

On November 30, 2025, the Company issued 6,080,000 shares of common stock to OutstandingX LLC pursuant to a subscription agreement for cash at $0.0625 per share and 320,000 shares of common stock for cash to John Tam pursuant to a subscription agreement at $0.0625 per share.

On November 30, 2025, the Company hereby issued 33,360 shares of common stock to Soho Capital Solutions Inc at a price of $0.0625 per share, as compensation for services rendered to the Company during October and November 2025.

The Company issued 500,000 shares of its common stock to LocusX Technologies Inc. at a price of $0.10 per share, in satisfaction of the license fee owed under the license agreement between the Company and LocusX Technologies Inc

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description	Schedule/Form	Filing Date

3.1	Amended and Restated Articles of Incorporation	Form S-1	March 20, 2026
3.2	Amended and Restated By-laws	Form S-1/A	April 23, 2026
5.1	Opinion of Fleming PLLC	Form S-1	March 20, 2026
10.1	Consulting Agreement between DentonX Inc and Lionel Pinuer dated September 10, 2025	Form S-1	March 20, 2026
10.2	Consulting Agreement between DentonX Inc and Luis Carlos Ung September 3, 2025	Form S-1	March 20, 2026
10.3	Amended and Restated Consulting Agreement between DentonX Inc and Fairbanks Global Partners II LLC dated September 23, 2025	Form S-1	March 20, 2026
10.4	Technical Consulting Agreement between DentonX Inc and LocusX Technologies Inc. dated September 25, 2025	Form S-1	March 20, 2026
10.5	Non-Exclusive Licensing Agreement between DentonX Inc and LocusX Technologies Inc. dated September 25, 2025	Form S-1	March 20, 2026
10.6	Exclusive Management Cooperation Agreement between DentonX Outstanding Investment Co. and Outstanding Investment Co., Inc. dated November 11, 2025	Form S-1	March 20, 2026
10.7	Lease Agreement between DentonX Outstanding Investment Co. and Outstanding Investment Co., Inc. dated November 11, 2025	Form S-1	March 20, 2026
10.8	Equity and Vesting Agreement between DentonX Outstanding Investment Co. and Outstanding Investment Co., Inc. dated November 11, 2025	Form S-1	March 20, 2026
10.9	DentonX Share Grant Agreement between DentonX Inc. and Outstanding Investment Co., Inc. dated November 11, 2025	Form S-1	March 20, 2026
10.10	Investment Rights Agreement between DentonX Inc. and Outstanding Investment Co., Inc. dated November 11, 2025	Form S-1	March 20, 2026
10.11	Shareholders Agreement between DentonX Inc., DentonX Outstanding Investment Co. and Outstanding Investment Co., Inc. dated November 11, 2025	Form S-1	March 20, 2026
10.12	Master Services Agreement dated November 26, 2025 between DentonX Inc. and Alphega Global Partners Corp.	Form S-1	March 20, 2026
10.13	Strategic Business Consulting Agreement dated September 27, 2025 between DentonX Inc. and Far Sun Global Group LLC	Form S-1	March 20, 2026
23.1*	Consent of RBSM LLP
23.2	Consent of Fleming PLLC (included as part of Exhibit 5.1)	Form S-1	March 20, 2026
99.1	Form of Subscription Agreement	Form S-1/A	April 23, 2026
107	Calculation of Filing Fee Tables	Form S-1	March 20, 2026

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1)To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Oakland, California on May 1, 2026.

DentonX Inc

By: /s/ Lionel Pinuer

Name: Lionel Pinuer

Title: Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lionel Pinuer Lionel Pinuer	Chief Executive Officer and Chief Financial Officer (Principal executive, financial and accounting officer)	May 1, 2026

/s/ Luis Carlos Ung Luis Carlos Ung	Director, President and Secretary	May 1, 2026